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                           EXHIBIT 4.4

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                          SOLA OPTICAL

                       401(k) SAVINGS PLAN





                          May 21, 1996

                   [Effective January 1, 1996]

















 Polese, Pietzsch, Williams & Nolan, A Professional Association
               3003 N. Central Avenue, Suite 1900
                     Phoenix, Arizona 85012

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                           CERTIFICATE



     Hedley Lawson, Jr., Senior Vice President of Human Resources of SOLA Optical USA, a division of SOLA International Inc., a
Delaware corporation, hereby certifies that the attached document is a complete and accurate copy of the SOLA Optical 401(k)
Savings Plan, to be effective January 1, 1996.

     DATED:  May 21, 1996.



                                 /s/ Hedley Lawson, Jr.
                                --------------------------------
                                Hedley Lawson, Jr., Senior Vice
                                President of Human Resources

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                        TABLE OF CONTENTS

                                                             Page

1.   NAME, DESIGNATION AND PURPOSE.........................  1-1
     1.01   Name of Plan...................................  1-1
     1.02   Designation of Type of Plan....................  1-1
     1.03   Purpose........................................  1-1

2.   DEFINITIONS...........................................  2-1
     2.01   Accrued Benefit................................  2-1
     2.02   Administrative Committee.......................  2-1
     2.03   Anniversary Date...............................  2-1
     2.04   Break in Service...............................  2-1
     2.05   Compensation...................................  2-1
     2.06   Contribution...................................  2-3
     2.07   Disability.....................................  2-3
     2.08   Early Retirement Age and Early Retirement Date.  2-3
     2.09   Effective Date.................................  2-3
     2.10   Employee.......................................  2-3
     2.11   Employer.......................................  2-3
     2.12   Fiduciary......................................  2-3
     2.13   Forfeiture.....................................  2-4
     2.14   Highly Compensated Employee....................  2-4
     2.15   Hour of Service................................  2-5
     2.16   Investment Manager.............................  2-6
     2.17   Leased Employee................................  2-6
     2.18   Net Income.....................................  2-7
     2.19   Normal Retirement Age and Normal Retirement
            Date...........................................  2-7
     2.20   Participant....................................  2-7
     2.21   Plan...........................................  2-7
     2.22   Plan Administrator.............................  2-7
     2.23   Plan Year......................................  2-7
     2.24   Related Employer...............................  2-7
     2.25   Top Heavy Plan.................................  2-8
     2.26   Trust Fund..................................... 2-12
     2.27   Trustee........................................ 2-12
     2.28   Year of Service................................ 2-12
     2.29   Valuation Date and Valuation Period............ 2-12

3.   ELIGIBILITY AND PARTICIPATION.........................  3-1
     3.01   Eligibility to Participate.....................  3-1
     3.02   Reemployment...................................  3-1
     3.03   Determination of Eligibility...................  3-2

                                i
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                                                             Page

4.   CONTRIBUTIONS.........................................  4-1
     4.01   Participant Elective Deferrals.................  4-1
     4.02   Participant Voluntary Contributions............  4-7
     4.03   Employer Contributions.........................  4-7
     4.04   Limitations on Employee Contributions and
            Matching Contributions.........................  4-9
     4.05   Payment........................................ 4-13
     4.06   No Responsibility for Collection or
            Verification................................... 4-14
     4.07   Rollovers and Transfers........................ 4-14
     4.08   Top Heavy Minimum Contribution................. 4-15

5.   ALLOCATIONS TO ACCOUNTS...............................  5-1
     5.01   Participants' Accounts.........................  5-1
     5.02   Crediting of Contributions.....................  5-1
     5.03   Allocation of Employer Matching Contributions..  5-2
     5.04   Valuation and Adjustment of Accounts...........  5-2
     5.05   Application of Forfeitures.....................  5-2
     5.06   Charging of Distributions......................  5-2
     5.07   Limitations on Annual Additions and Benefits...  5-2

6.   VESTING, DISTRIBUTIONS AND WITHDRAWALS................  6-1
     6.01   Vesting........................................  6-1
     6.02   Forfeitures....................................  6-1
     6.03   Payments to Participants and Beneficiaries.....  6-2
     6.04   When Payments are Made.........................  6-2
     6.05   Selection of Method of Payment................. 6-11
     6.06   Designation of Beneficiary..................... 6-12
     6.07   Withdrawal of Participant Contributions,
            Rollovers and Transfers and Elective Deferrals. 6-12
     6.08   Facility of Payment............................ 6-14
     6.09   Segregation of Participant's Accounts.......... 6-14
     6.10   Qualified Domestic Relations Orders............ 6-14
     6.11   Eligible Rollover Distributions................ 6-15

7.   LIFE INSURANCE........................................  7-1

8.   LOANS TO PARTICIPANTS.................................  8-1
     8.01   Application to Administrative Committee........  8-1
     8.02   Required Documentation and Terms...............  8-1
     8.03   Implementation and Servicing of Loan...........  8-2
     8.04   Loan Fund......................................  8-3
     8.05   Charges and Fees...............................  8-3

                                ii
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                                                             Page

9.   PARTICIPANT DIRECTED INVESTMENTS......................  9-1
     9.01   Direction by Participant.......................  9-1
     9.02   Investment Options Limited by Administrative
            Committee......................................  9-1
     9.03   Employer Stock Fund............................  9-1
     9.04   Timing of Investment Elections for Future
            Contributions..................................  9-2
     9.05   Reallocation of Investment Elections...........  9-2
     9.06   Investment Control Survives Death..............  9-2
     9.07   Charges and Fees...............................  9-2

10.  ADMINISTRATION........................................ 10-1
     10.01  Basic Responsibilities of Employer............. 10-1
     10.02  Organization and Membership of Administrative
            Committee...................................... 10-1
     10.03  Powers and Responsibilities of the
            Administrative Committee....................... 10-1
     10.04  Records of Administrative Committee............ 10-2
     10.05  Liability of Administrative Committee.......... 10-2
     10.06  Designation of Agents and Allocation of
            Responsibilities............................... 10-2

11.  TRUST AND TRUSTEE..................................... 11-1

12.  FIDUCIARY RESPONSIBILITIES AND LIABILITIES............ 12-1
     12.01  Fiduciary Responsibility....................... 12-1
     12.02  Prohibited Transactions........................ 12-1
     12.03  Limitation of Liability; Indemnification....... 12-1
     12.04  Benefits Payable Solely from Trust Fund........ 12-2

13.  PARTICIPANTS' RIGHTS AND LIMITATIONS.................. 13-1
     13.01  Dismissal...................................... 13-1
     13.02  Alienation..................................... 13-1
     13.03  Distributions to Persons Under Legal
            Disability..................................... 13-1
     13.04  Procedure When Trustee Is Unable to Locate
            Distributee.................................... 13-2
     13.05  Claims Procedure............................... 13-2
     13.06  Portability.................................... 13-3
     13.07  Employer and Trustee Only Necessary Parties to
            Litigation..................................... 13-3
     13.08  Execution of Receipts and Releases............. 13-3

14.  AMENDMENT AND TERMINATION............................. 14-1
     14.01  Amendment of Plan.............................. 14-1
     14.02  Termination of the Plan........................ 14-2
     14.03  Procedure upon Termination of the Plan......... 14-2
     14.04  Consolidation, Merger, Division or Sale........ 14-2
     14.05  Dissolution or Liquidation of Employer......... 14-3
     14.06  Predecessor Plan............................... 14-3

                                iii
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                                                             Page

15.  MISCELLANEOUS PROVISIONS.............................. 15-1
     15.01  Reversion of Contributions..................... 15-1
     15.02  Rule Against Perpetuities...................... 15-1
     15.03  Notices........................................ 15-1
     15.04  Text to Prevail over Headings.................. 15-1
     15.05  Applicable Law................................. 15-1
     15.06  Counterparts................................... 15-2
     15.07  Binding upon Successors, Etc................... 15-2
     15.08  Copies of Plan................................. 15-2
     15.09  Gender and Number.............................. 15-2

16.  RELATED OR OTHER EMPLOYERS............................ 16-1
     16.01  Adoption by Related or Other Employers......... 16-1
     16.02  Requirements of Adopting Employers............. 16-1
     16.03  Designation of Agent........................... 16-1
     16.04  Plan Administrator's Authority................. 16-1

                      AMENDED AND RESTATED
                          SOLA OPTICAL
                  401(k) SAVINGS PLAN AGREEMENT


     THIS AMENDMENT, made and entered into on May 21, 1996, by SOLA Optical USA, a division of SOLA International Inc., a
Delaware corporation (the "Employer")

                      W I T N E S S E T H:

     WHEREAS, the Employer established the Sola Optical USA Deferred Salary Savings Plan effective January 1, 1985, as amended (the "Prior Plan"), and the Sola Optical USA Employees' Savings and Investment Plan effective January 1, 1989, as amended; and

     WHEREAS, the Sola Optical USA Employees' Savings and
Investment Plan merged into the Sola Optical USA Deferred Salary
Savings Plan to form the SOLA Optical USA 401(k) Savings Plan effective January 1, 1992; and

     WHEREAS, the Employer has reserved the right to amend the Prior Plan in whole or in part; and

     WHEREAS, the Employer desires to amend and restate the Prior Plan in its entirety, as set forth herein, to continue to qualify under the provisions of Sections 401 et seq. and 501 et seq. of the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto do hereby agree to amend and restate the Prior Plan as follows:

     1.   NAME, DESIGNATION AND PURPOSE

     1.01 Name of Plan. This Plan shall be known as the "SOLA
Optical 401(k) Savings Plan" (the "Plan").

     1.02 Designation of Type of Plan. This Plan is designated as a profit sharing plan with a Section 401(k) cash or deferred arrangement plan for all purposes under the Code and ERISA.

     1.03 Purpose. This Plan is created for the sole purpose of enabling Participants to accumulate funds for their retirement or disability, and to provide benefits to Participants' Beneficiaries in the event of death. In no event shall any part of the principal or income of the Trust revert to the Employer, or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as specifically provided in Section 15.01 of this Plan. This Plan is intended to qualify as an employee pension benefit plan, under the terms of the Code.

                               1-1

     2.   DEFINITIONS

     The following terms, as used in this Agreement, shall have the definitions set forth in this Article 2, unless the context clearly indicates that a different meaning is required:

     2.01 Accrued Benefit. The term "Accrued Benefit" shall mean the amount in a Participant's account or accounts under this or any other defined contribution plan, or the actuarially determined accrued benefit under a defined benefit plan, as of any date, derived from both Employer contributions and Participant contributions, if any.

     2.02 Administrative Committee. The term "Administrative
Committee" shall refer to the committee appointed by the Employer pursuant to Section 10.02 of this Plan.

     2.03 Anniversary Date. The term "Anniversary Date" shall mean the last day of each Plan Year ending after the Effective
Date.

     2.04 Break in Service. The term "Break in Service" shall mean any twelve (12) consecutive month period defined for purposes of a Year of Service during which an Employee does not complete more than five hundred (500) Hours of Service.

     2.05 Compensation. The term "Compensation" shall mean compensation actually paid to an Employee by the Employer for the Plan Year, including regular base salary, hourly wages, shift differentials, vacation and sick leave pay, amounts paid as overtime, commissions or other payments made pursuant to a sales bonus plan, amounts deferred by an Employee under the terms of this or any other Employer-sponsored tax-qualified plan, and amounts paid pursuant to management bonus plans or other formally adopted incentive compensation plans, but excluding:

          (a) Any amounts or shares of stock paid or issued upon exercise of stock options or stock appreciation rights;

          (b) Any amounts paid under a plan or agreement that expressly excludes such amounts from the determination of contributions or forfeitures;

          (c) Any amounts paid as special awards, including but not limited to suggest awards, safety awards, recruitment bonuses and special management awards;

          (d) Any amounts paid as expense allowances or in any form other than cash;

          (e)  Any amounts paid as directors' fees;

          (f) Any amounts paid on account of an Employee to or from this or any other employee benefit plan;

          (g)  Any lump sum payment for unused vacation time;

                               2-1

          (h)  Any amounts paid as severance benefits;

          (i) Any amounts paid for relocation expenses (whether reimbursement or allowance) or as relocation bonuses;

          (j) Any amounts paid to an Employee because of such Employee's assignment to foreign service, including but not limited to expatriate or foreign service premiums, allowances for cost of living, transportation, dislocation, home leave, tax equalization, housing, or children's education.

Notwithstanding the above, Compensation shall include contributions made to a cash or deferred plan qualified under
Section 401(k) of the Code as salary reduction contributions. If an Employee becomes a Participant in the Plan during the Plan Year, Compensation shall be counted only from the date on which
the Employee became a Participant in the Plan.   In addition to
other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for any Plan Year, the annual "Compensation" of any Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit for purposes of determining Contributions or Forfeitures under the Plan. In determining the Compensation of a Participant for purposes of this limitation, the Compensation of the Participant and of any family member aggregated with the Participant under the rules of Section 414(q)(6) of the Code shall be combined, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted OBRA '93 annual compensation limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected Participants in proportion to each such Participant's Compensation as determined under this Section prior to the application of this limitation.

     The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual

                               2-2
compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000. Any Participant who is a shareholder, officer, or a Highly Compensated Employee may elect for any Plan Year, on a form prescribed by the Administrative Committee, to limit his Compensation for all purposes under this Plan.

     Notwithstanding the above, for purposes of the Actual Deferral Percentage test and the Average Contribution Percentage test, Compensation will be the amount specified in Box 1 of IRS Form W-2 adjusted to include pre-tax elective contributions to a 401(k) plan and/or a cafeteria plan under Section 125 of the Internal Revenue Code.

     2.06 Contribution. The term "Contribution" shall mean money or other property paid or designated to be paid by the Employer to the Trust Fund.

     2.07 Disability. The term "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Employer, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease, or mental disorder which in the judgment of the Administrative Committee is permanent and continuous in nature. The Administrative Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

     2.08 Early Retirement Age and Early Retirement Date. There is no Early Retirement Age or Date under this Plan.

     2.09 Effective Date. The term "Effective Date" shall mean the effective date of this amended and restated Plan, i.e., January 1, 1996.

     2.10 Employee. The term "Employee" shall mean any person who is employed by the Employer maintaining the Plan or by any Related Employer required to be aggregated with the Employer under Sections 414(b), (c), (m), or (o) of the Code. The term "Employee" shall also include any Leased Employee who is required to be treated as an Employee under Sections 414(n) or (o) of the Code.

     2.11 Employer. The term "Employer" shall mean the employer who adopts this Plan, and any Related Employer or other employer designated by the Employer with respect to whom service is counted for the purposes of this Plan.

     2.12 Fiduciary. The term "Fiduciary" shall mean any person who exercises any discretionary authority or control with respect to the management of the Plan; or who exercises any authority or control with respect to the management or disposition of its assets; or who renders investment advice for a fee or other compensation, directly or indirectly, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan; or who acts to carry out a fiduciary responsibility, when designated by a named Fiduciary pursuant to authority granted by the Plan; provided, however that the foregoing definition shall be subject to any exception granted directly or indirectly by the provisions of ERISA or any regulation promulgated thereunder.

                               2-3

     2.13 Forfeiture. The term "Forfeiture" shall mean that portion of a Participant's account which is not vested in the Participant, and which is forfeited pursuant to Section 6.02 of the Plan.

     2.14 Highly Compensated Employee. The term "Highly
Compensated Employee" means an Employee who, during the Plan Year or during the preceding 12-month period:

          (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Section 318 of the Code and applying the principles of Code Section 318, for an unincorporated entity);

          (b) has Compensation in excess of $100,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

          (c) has Compensation in excess of $66,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees
     (based on Compensation for the relevant year);

          (d) has Compensation in excess of 50% of the dollar amount prescribed in Code Section 415(b)(1)(A) and is an officer of the Employer.

     If an Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but not during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. If no Employee satisfies the compensation requirement in clause (d) for the relevant year, the Administrative Committee will treat the highest paid officer as satisfying clause (d) for that year.

     The term "Highly Compensated Employee" also includes any former Employee who separated from service (or was deemed to have separated from service, as determined under Treasury Regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday.

     For purposes of this Section 2.14, "Compensation" means Compensation as defined in Section 415(c)(3) of the Code, and Compensation must include: (i) elective deferrals under a Code
Section 401(k) arrangement or under a Simplified Employee Pension maintained by the Employer; and (ii) amounts paid by the Employer which are not currently includable in the Employee's gross income because of Sections 125 (cafeteria plans) or 403(b) (tax-sheltered annuities) of the Code.

     The Administrative Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers includable in clause (d) and the relevant compensation, consistent with Section 414(q) of the Code and Regulations issued thereunder. The Employer may make a calendar year election to determine the Highly

                               2-4

Compensated Employees for the Plan Year, as prescribed in Treasury Regulations. A calendar year election must apply to all plans and arrangements of the Employer.

     For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury Regulations, the Administrative Committee will not treat as a separate employee a family member (a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant) of a Highly Compensated Employee described in clause (a) of this Section, or a family member of one of the ten Highly Compensated Employees with the greatest Compensation for the Plan Year, but will treat the Highly Compensated Employee and all family members as a single Highly Compensated Employee. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation. In addition, employers aggregated under Sections 414(b), (c), (m), or (o) of the Code are treated as a single Employer.

     2.15 Hour of Service.

          (a)  The term "Hour of Service" shall mean:

              (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed. Each overtime hour shall be credited as a single hour irrespective of any increase in the rate of pay for such hour; and

             (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than 501 hours of service shall be credited under this Section 2.15(a)(ii) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Section 2.15(a)(ii) shall be calculated and credited pursuant to Section 2530.200b-2 of Department of Labor Regulations, which are incorporated herein by this reference; and

            (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under
                    Section 2.15(a)(i) or Section 2.15(a)(ii), as the case may be, and under this Section 2.15(a)(iii). These hours shall be credited to an Employee for the computation period or periods to which the award or agreement pertains other than the computation period in which the award, agreement, or payment is made.

                               2-5

          (b) The number of Hours of Service credited to an Employee shall be determined on the basis of the actual Hours of Service of the Employee.

          (c) Service with the Employer for purposes of eligibility, vesting, and contributions shall include service with any Related Employer or other employer specified by the Employer in Sections 3.01 (eligibility), 6.01 (vesting), or 5.03
(allocations of contributions).

          (d) Solely for purposes of determining whether a Break in Service (as defined in Section 2.04) has occurred in a computation period, for purposes of participation and vesting, an Employee who is absent from work for purposes of maternity or paternity shall receive credit for the Hours of Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service for each day of such absence. For purposes of this paragraph, an absence from work for purposes of maternity or paternity means an absence (i) by reason of the Employee's pregnancy; (ii) by reason of the birth of the Employee's child; (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period. If the elapsed time method is used, the severance from service date of an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of maternity or paternity absence is the second anniversary of the first date of absence. The period between the first and second anniversary will be treated as neither a period of service nor a period of severance.

     2.16 Investment Manager. The term "Investment Manager" shall mean an "investment manager" as defined by Section 3(38) of ERISA.

     2.17 Leased Employee. The term "Leased Employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer [or for the Employer and related persons determined in accordance with
Section 414(n)(6) of the Code] on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

     A Leased Employee shall not be considered an Employee of the Employer if:

          (a) such employee is covered by a money purchase pension plan providing:

              (i) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's

                               2-6
                    gross income under Section 125, Section
                    402(a)(8), Section 402(h) or Section 403(b) of the Code,

             (ii)   immediate participation, and

            (iii)   full and immediate vesting; and

          (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated
     Employees.

     2.18 Net Income. The term "Net Income" shall mean net income of the Employer prior to income taxes (including but not limited to federal and state income taxes) as reflected by the Employer's federal income tax return for the period, as originally filed, before deduction of the Employer's Contribution to the Trust Fund (but after the deduction of any Employer Contribution to any pension trust established by the Employer), and without giving effect to dividends received by the Employer from stock held in other corporations.

     2.19 Normal Retirement Age and Normal Retirement Date. The terms "Normal Retirement Age" and "Normal Retirement Date" shall mean the date on which a Participant attains age sixty-five (65).

     2.20 Participant. The term "Participant" shall mean any Employee who becomes eligible to participate in accordance with the provisions of Section 3.01 of the Plan.

     2.21 Plan. The term "Plan" shall mean the plan embodied in this 401(k) Savings Plan Agreement.

     2.22 Plan Administrator. The term "Plan Administrator" shall mean the Employer. The Plan Administrator shall constitute a "named Fiduciary" for purposes of Section 402(a)(2) of ERISA.

     2.23 Plan Year. The term "Plan Year" shall mean the twelve
(12) consecutive month period ending December 31. The Plan Year shall constitute the Plan's "limitation year" for the purpose of measuring maximum allocations to Participants under the Plan.

     2.24 Related Employer. The term "Related Employer" shall mean any corporation which is a member of a "controlled group of corporations" [as defined in Section 414(b) of the Code] of which the Employer is a component member, and each trade, business, or practice (whether or not incorporated) which is under "common control" with the Employer [as defined in Section 414(c) of the Code]. The term "Related Employer" shall also mean any corporation, partnership, or other organization which is a member of an "affiliated service group" [as defined in Section 414(m) of the Code] of which the Employer is a component member; and any organization which is required by regulations issued under
Section 414(o) of the Code to be treated as a Related Employer.

                               2-7

     2.25 Top Heavy Plan.

          (a) A plan is a "Top Heavy Plan" for a Plan Year, if any of the following conditions exists:

              (i) If the top heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

             (ii)   If this Plan is a part of a Required
                    Aggregation Group of plans but not part of a Permissive Aggregation Group and the top heavy ratio for the group of plans exceeds sixty percent (60%).

            (iii)   If this Plan is a part of a Required
                    Aggregation Group and part of a Permissive
                    Aggregation Group of plans and the top heavy ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

The "top heavy ratio" for purposes of determining whether the Plan is a Top Heavy Plan is a fraction, the numerator of which is the sum of the Account Balances or Present Value of Accrued Benefits of Key Employees under this Plan and any plan of an Aggregation Group, as of the Determination Date, and the denominator of which is a similar sum determined for all Participants. The top heavy ratio shall be calculated without regard to any Non-Key Employee who was formerly a Key Employee. The top heavy ratio shall be calculated in accordance with
Section 416 of the Code and applicable Regulations.

          (b) If the Employer maintains any other tax-qualified plan (including any simplified employee pension plan), this Plan (and any other plan with the relevant Aggregation Group) is a Top Heavy Plan only if it is part of the Required Aggregation Group, and the Required Aggregation Group is a Top Heavy Group. An Aggregation Group is a "Top Heavy Group" if the top heavy ratio (determined as of the Determination Date) for both the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%). The "top heavy ratio" for purposes of determining whether an Aggregation Group is a "Top Heavy Group" is a fraction, the numerator of which is the sum of the Present Value of Accrued Benefits of Key Employees under all defined benefit plans within the Aggregation Group, and the Account Balances of Key Employees under the defined contribution plans within the Aggregation Group, as of the Determination Date, and the denominator of which is a similar sum determined for all Participants. The top heavy ratio shall be calculated without regard to any Non-Key Employee who was formerly a Key Employee. In addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not performed services for the Employer maintaining the Plan (other than benefits provided under the Plan) at any time during the five (5) year period ending on the Determination Date, the Account Balances and/or Present Value of Accrued Benefits for such Participant or former Participant shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan. When aggregating plans, the value of Account Balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The Accrued Benefit of a Participant (other than a Key Employee) shall be determined under (a) the method,

                               2-8
if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

          (c)  For purposes of this Section 2.25:

              (i) The term "Required Aggregation Group" shall mean (A) each qualified plan of the Employer in which a Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated); and (B) any other qualified plan of the Employer which enables a plan described in (A) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

             (ii) The term "Permissive Aggregation Group" shall mean the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Code. The Administrative Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

            (iii) The term "Determination Date" shall mean, for any Plan Year, the Anniversary Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Anniversary Date of that Plan Year.

             (iv) The term "Employer" shall mean the Employer and any Related Employer.

              (v) The term "valuation date" shall mean the Anniversary Date of this Plan, or the date elected by an employer under any other plan included within an Aggregation Group as of which Account Balances or Accrued Benefits are valued for purposes of calculating the top heavy ratio.

             (vi) The term "Key Employee" shall mean, as of any Determination Date (as defined above), any Employee or former Employee (and the Beneficiary or Beneficiaries of such Employee) who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years, is an officer of the Employer who has an annual Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year; one of the ten (10) Employees owning the largest interests in the Employer and having annual Compensation from the Employer of more than the limitation in

                               2-9
                    effect under Section 415(c)(1)(A) of the Code; a more than five percent (5%) owner of the Employer; or a more than one percent (1%) owner of the Employer who has annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). Annual Compensation means compensation as defined in
                    Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The constructive ownership rules of Section 318 of the Code (or the principles of that Section, in the case of an unincorporated Employer) will apply for purposes of determining ownership in the Employer. A "five percent (5%) owner" or a "one percent (1%) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) or one percent (1%), respectively, of the outstanding stock of the Employer, or stock possessing more than five percent (5%) or one percent (1%), respectively, of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) or one percent (1%), respectively, of the capital or profits interest in the Employer. In determining the percentage of ownership under this paragraph, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has annual Compensation of more than $150,000, Compensation from each employer required to be aggregated under Code Sections 414(b), (c), and (m) shall be taken into account. The determination of an Employee's status as a Key Employee shall be made by the Administrative Committee, in accordance with rules set forth in Section 416(i)(1) of the Code and applicable Regulations.

            (vii) The term "Non-Key Employee" shall mean, as of any Determination Date, any Employee who is not a Key Employee.

          (d)  For purposes of this Section 2.25, a Participant's
"Account Balance" as of the Determination Date is the sum of:

              (i) The balance in his Employer account as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

             (ii) An adjustment for any Contributions due as of the Determination Date. Such adjustment shall be the amount of any Contributions actually made after the valuation date but before the Determination

                              2-10

                    Date, except for the first Plan Year when such adjustment shall also reflect the amount of any Contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

            (iii) Any distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Account Balance as of the valuation date. Notwithstanding any contrary provision to this Plan, all distributions, including distributions made prior to
                    January 1, 1984, and distributions made under a terminated plan which, but for its termination, would have been required to be included in an Aggregation Group, will be counted.

             (iv)   Any Employee contributions, except deductible
                    Participant contributions.

              (v) With respect to unrelated rollovers and transfers (which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or transfers, it shall always consider such rollover or transfer as a distribution for the purposes of this Section
                    2.25. If this Plan is the plan accepting such rollovers or transfers, it shall not consider such rollovers or transfers accepted after December 31, 1983, as part of the Participant's Account Balance. However, rollovers or transfers accepted prior to January 1, 1984, shall be considered as part of the Participant's Account Balance.

             (vi)   With respect to related rollovers and
                    transfers (either not initiated by the
                    Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or transfer, it shall not be counted as a distribution for purposes of this
                    Section 2.25. If this Plan is the plan
                    accepting such rollover or transfer, it shall consider such rollover or transfer as part of the Participant's Account Balance, irrespective of the date on which such rollover or transfer is accepted.

          (e)  For purposes of this Section 2.25, a Participant's
"Present Value of Accrued Benefit," in the case of any defined benefit plan, shall be determined:

                              2-11

              (i) As of the most recent "actuarial valuation date," which is the most recent valuation date within a twelve (12) month period ending on the Determination Date.

             (ii) For the first Plan Year, as if (A) the Participant terminated service as of the Determination Date; or (B) the Participant terminated service as of the actuarial valuation date, but taking into account the estimated Present Value of Accrued Benefits as of the Determination Date.

            (iii)   For any other Plan Year, as if the
                    Participant terminated service as of the actuarial valuation date.

             (iv) The actuarial valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that Plan Year.

          (f)  For purposes of this Section 2.25, a Participant's
"Present Value of Accrued Benefit", in the case of a defined benefit plan, shall be determined under the top heavy provisions of the applicable defined benefit plan.

          (g) Notwithstanding any contrary provision, the top heavy rules described in this Section 2.25 shall be applied in accordance with Section 416 of the Code and applicable regulations.

     2.26 Trust Fund. The term "Trust Fund" shall mean the fund established by the Trustee under this Plan, consisting of contributions, and any increases or decreases in the value of the same. The Trustee may combine the trust funds created under the plans of all employers designated by the Employer with respect to this Plan into a single Trust Fund for investment purposes.

     2.27 Trustee. The term "Trustee" shall mean the person(s) named in a Trust Agreement, entered into between the Employer and the Trustee, to act as Trustee or any successor.

     2.28 Year of Service. The term "Year of Service" shall mean the twelve (12) consecutive month periods specified in the Plan for purposes of measuring eligibility for participation (Section
3.01) and vesting (Section 6.01).

     2.29 Valuation Date and Valuation Period. The term
"Valuation Date" shall mean any business day of the Plan Year.

                              2-12

     3.   ELIGIBILITY AND PARTICIPATION

     3.01 Eligibility to Participate.

          (a) Each Employee of SOLA Optical USA, a division of SOLA International Inc., and each other U.S.-based employee of SOLA International Inc. who (1) has completed at least one Year of Service and (2) does not belong to a unit of employees covered by a collective bargaining agreement between the unit's employee representative and the Employer, pursuant to which retirement benefits were the subject of good-faith bargaining (for this purpose, "employee representative" does not include any organization more than half of whose members are employees who are owners, officers or executives of the Employer), shall become a Participant on the first day of the calendar quarter, i.e., January 1, April 1, July 1 or October 1 following the date on which the Employee completes all of the eligibility requirements of this Plan.

          (b) For purposes of eligibility, the term "Year of Service" shall mean a twelve (12) consecutive month period during which an Employee completes at least one thousand (1,000) Hours of Service, measured from the date the Employee completes his first Hour of Service. The Plan shall measure the second and any subsequent twelve (12) month period from the first day of the Plan Year in which the first anniversary of the Employee's first Hour of Service occurs, regardless of whether the Employee is entitled to be credited with one thousand (1,000) Hours of Service during the initial eligibility computation period. An Employee who is credited with one thousand (1,000) Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two (2) Years of Service for purposes of eligibility. For purposes of determining eligibility, all service with the Employer and with any other U.S. subsidiary or division of the Employer shall be counted. In addition, all service with American Optical Corporation shall be counted for eligibility purposes.

          (c)  Any Employee who was a participant in the Prior
Plan on the day before the Effective Date of this Plan shall continue as a Participant in the Plan.

          (d) If a Participant does not terminate employment but ceases to be a member of a class or unit of employees covered by this Plan, as provided under Section 3.01(a), then during any full Plan Year that such a Participant is not a member of the covered class or unit, the Participant shall not be entitled to make Elective Deferrals or Voluntary Contributions, or share in the allocation of Contributions and Forfeitures except to the extent of his Compensation paid for services rendered while he was a member of the covered class or unit. However, if such a Participant returns to the eligible class or unit of employees covered by this Plan, he shall participate immediately upon returning to the eligible class of employees. If an Employee who is not a Participant becomes a member of a class or unit of Employees covered by this Plan, he shall participate in the Plan immediately if he has satisfied all of the conditions of Section
3.01 and would have been a member of the covered class or unit during his period of service with the Employer.

     3.02 Reemployment. If a Participant's employment with the Employer terminates and he is subsequently reemployed, he will become a Participant on his reemployment date. If an

                               3-1

Employee who had completed the eligibility requirements was not a Participant when he terminated employment and is subsequently reemployed, he will become a Participant on the later of (a) the first day of the calendar quarter next following one year from his original employment date; or (b) his reemployment date. An Employee who does not fall in one of the above categories will be considered a new Employee for eligibility purposes and shall be required to complete the requirements specified in Section 3.01 of the Plan to become a Participant.

     3.03 Determination of Eligibility. The records of the Employer as to an Employee's or Participant's employment, Hours of Service, Years of Service, Breaks in Service, termination of employment, reemployment, leaves of absence, and Compensation will be conclusive on all persons unless demonstrated to the Employer's satisfaction to be incorrect. All doubtful cases of eligibility to participate in this Plan shall be resolved by the Administrative Committee, whose determination in such cases shall be conclusive and binding upon all persons, except as otherwise provided by law.

                               3-2

     4.   CONTRIBUTIONS

     4.01 Participant Elective Deferrals.

          (a) Election to Defer. Each Participant may elect to defer a portion of his pre-tax Compensation for each Plan Year, as an Elective Deferral, in an amount not greater than sixteen percent (16%) nor less than one percent (1%) of his Compensation. A Maximum Elective Deferral (expressed as a percentage of Compensation) may be established by the Administrative Committee and announced to Participants from time to time. However, a Participant's Elective Deferrals shall, in no event, exceed Nine Thousand Five Hundred Dollars ($9,500) for any taxable year of the Participant (or such larger amount as may at any time be determined under Section 402(g)(5) of the Code in effect at the beginning of such taxable year). Notwithstanding the above, the Administrative Committee may limit the percentage of Compensation which may be deferred by Highly Compensated Employees in any Plan Year in order to assure that the Plan does not discriminate in favor of Highly Compensated Employees.

              (i)   The portion of Compensation which a
                    Participant elects to defer under this
                    Section 4.01 shall be transferred to the Trustee, and credited to an Elective Deferral account. Each Participant's Elective Deferral account shall share in the earnings and losses of the Trust Fund, and shall be fully vested at all times.

             (ii) Elective Deferrals shall be made in whole percentage increments of Compensation for a Plan Year. The Employer shall have the right to direct that such increments of Compensation shall be rounded to the next lowest or highest dollar.

            (iii) Under the payroll deduction method being utilized, each new Participant shall specify the amount of his Elective Deferral by new designating a percentage amount, on a form provided by and delivered to the Employer. Such Elective Deferral shall be deducted by withholding from a Participant's Compensation for a payroll period, and shall be transmitted to the Trustee within a reasonable time after the payroll period for which deductions are made occurs. Payment of Elective Deferrals through payroll deduction shall be subject to such reasonable and nondiscriminatory restrictions regarding the frequency of change of percentage amounts to be withheld as the Administrative Committee and Employer shall determine and announce in writing to the Participants.

             (iv) All designations or changes of designation of the amount of Elective Deferrals to be withheld by payroll deduction shall be made and effective in accordance with the uniform rules prescribed by the Administrative Committee concerning elections to defer. A payroll deduction designation shall be effective until it is succeeded

                               4-1
                    by another valid payroll deduction
                    designation, until the Participant ceases participation, or until the Participant's deferrals are otherwise suspended or terminated.

              (v) For any Plan Year, a Participant may formally elect to suspend Elective Deferrals pursuant to this Section 4.01. Suspension of Elective Deferrals shall occur as soon as administratively feasible after the election to suspend. If notice is not timely received, such notice shall be effective commencing with the next succeeding payroll period. A Participant who suspends Elective Deferrals shall be prohibited from resuming Elective Deferrals until the first day of the payroll period after the first day of the next calendar quarter following the date of such suspension. Recommencement of Elective Deferrals shall occur only when the Participant subsequently makes an appropriate election pursuant to the uniform rules prescribed by the Administrative Committee. While a Participant is on an authorized leave of absence from the Employer, he shall be deemed to have suspended Elective Deferrals, and may recommence Elective Deferrals following his return to active employment.

          (b) Distribution Of Excess Elective Deferrals. In the event a Participant participates in more than one plan which permits Elective Deferrals, such Participant may assign to the Plan any Excess Elective Deferrals made during a calendar year by notifying the Plan Administrator on or before March 1 of the following calendar year of the amount of the Excess Elective Deferrals to be assigned to the Plan. Notwithstanding the immediately preceding sentence, a Participant is deemed to have notified the Plan Administrator of the amount of the Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer. Also, notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such calendar year.

              (i)   For purposes of this Section 4.01, the
                    following definitions shall apply:

                    (A)  "Elective Deferrals" shall mean any
                         Employer Contributions made to the Plan
                         at the election of the Participant, in
                         lieu of cash compensation, and shall
                         include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in
                         Section 401(k) of the Code, any
                         simplified employee

                               4-2
                         pension cash or deferred arrangement as
                         described in Code Section 402(h)(1)(B),
                         any eligible deferred compensation plan
                         under Code Section 457, any plan as
                         described under Code Section 501(c)(18), and any Employer Contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

                    (B)  "Excess Elective Deferrals" shall mean
                         those Elective Deferrals that are
                         includable in a Participant's gross
                         income under Section 402(g) of the Code
                         to the extent such Participant's
                         Elective Deferrals for a calendar year
                         exceed Nine Thousand Five Hundred
                         Dollars ($9,500) or such larger amount
                         as determined under Section 402(g)(5) of the Code for the calendar year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

             (ii) Excess Elective Deferrals shall be adjusted for any income or loss in accordance with
                    Section 5.04 of the Plan.

            (iii) The distribution of Excess Elective Deferrals shall be taken from the Investment Funds based on rules established by the Administrative Committee.

          (c) Actual Deferral Percentage Test. The Actual Deferral Percentage (hereinafter "ADP") for Employees who are Highly Compensated Employees for each Plan Year and the ADP for all other eligible Employees for the same Plan Year must satisfy one of the following tests:

              (i) The ADP for eligible Highly Compensated Employees for the Plan Year shall not exceed the ADP for all other eligible Employees for the same Plan Year multiplied by 1.25, or

             (ii) The ADP for eligible Highly Compensated Employees for the Plan Year shall not exceed the ADP for all other eligible Employees for the same Plan Year multiplied by 2.0, provided that the ADP for eligible Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                    (A)  Special Rules:

                         (1)  The ADP for any eligible Highly
                              Compensated Employee for the Plan
                              Year who is eligible to have
                              Elective Deferrals (and Qualified
                              Nonelective

                               4-3

                              Contributions or Qualified Matching
                              Contributions, or both, if treated
                              as Employer Contributions for
                              purposes of the ADP test) allocated
                              to his or her accounts under two or
                              more arrangements described in
                              Section 401(k) of the Code, that
                              are maintained by the Employer,
                              shall be determined as if such
                              Elective Deferrals (and Qualified
                              Nonelective Contributions or
                              Qualified Matching Contributions,
                              or both, if treated as Employer
                              Contributions for purposes of the
                              ADP test) were made under a single
                              arrangement. If a Highly
                              Compensated Employee participates
                              in two or more cash or deferred
                              arrangements that have different
                              Plan Years, all cash or deferred
                              arrangements ending with or within
                              the same calendar year shall be
                              treated as a single arrangement.

                         (2)  In the event that this Plan
                              satisfies the requirements of
                              Sections 401(k), 401(a)(4), or
                              410(b) of the Code only if
                              aggregated with one or more other
                              plans, or if one or more other
                              plans satisfy the requirements of
                              such Sections of the Code only if
                              aggregated with this Plan, then
                              this Section shall be applied by
                              determining the ADP of Employees as
                              if all such plans were a single
                              plan. For Plan Years beginning
                              after December 31, 1989, plans may
                              be aggregated in order to satisfy
                              Section 401(k) of the Code only if
                              they have the same Plan Year.

                         (3)  For purposes of determining the ADP
                              of an eligible Employee who is a
                              five percent owner or one of the
                              ten most highly paid Highly
                              Compensated Employees, the Elective
                              Deferrals (and Qualified
                              Nonelective Contributions or
                              Qualified Matching Contributions,
                              or both, if treated as Employer
                              Contributions for purposes of the
                              ADP test) and Compensation of such
                              Employee shall include the Elective
                              Deferrals (and, if applicable, such
                              Qualified Nonelective Contributions
                              or Qualified Matching
                              Contributions, or both) and
                              Compensation for the Plan Year of
                              family members (as defined in Code
                              Section 414(q) (6)(B)). Family
                              members, with respect to such
                              Highly Compensated Employees, shall
                              be disregarded as separate
                              employees in determining the ADP
                              both for eligible Highly

                               4-4

                              Compensated Employees and all other
                              eligible Employees.

                         (4)  For purposes of determining the ADP
                              test, Elective Deferrals, Qualified
                              Nonelective Contributions and
                              Qualified Matching Contributions
                              must be made before the last day of
                              the twelve month period immediately
                              following the Plan Year to which
                              the contributions apply.

                         (5)  The Employer shall maintain records
                              sufficient to demonstrate
                              satisfaction of the ADP test and
                              the amount of Qualified Nonelective
                              Contributions or Qualified Matching
                              Contributions, or both, used in
                              such test.

                         (6)  The determination and treatment of
                              the ADP amounts of any Employee
                              shall satisfy such other
                              requirements as may be prescribed
                              by the Secretary of the Treasury.

            (iii)   Qualified Matching Contributions and
                    Qualified Nonelective Contributions may be taken into account as Employer Contributions for purposes of calculating the Actual Deferral Percentage test. In determining Employer Contributions for the purpose of the ADP test, the Employer shall include Qualified Matching Contributions or Qualified Nonelective Contributions, under this Plan or any other plan of the Employer, as provided by regulations under the Code.

                    The amount of Qualified Matching
                    Contributions or Qualified Nonelective
                    Contributions (if any) made under this
                    Section and taken into account as Employer
                    Contributions for purposes of calculating the ADP test, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be the amount needed to meet the Actual Deferral Percentage test stated in
                    Section 4.01(c).

             (iv) For purposes of this Article 4, the following definitions shall apply:

                    (A)  The term "Highly Compensated Employee"
                         shall have the meaning set forth in
                         Section 2.14 of the Plan.

                    (B)  The term "Actual Deferral Percentage"
                         for a specified group of eligible
                         Employees for a Plan Year shall mean the

                               4-5
                         average of the actual deferral ratios,
                         calculated separately for each Employee
                         in the group, of (1) the amount of
                         Elective Deferrals (including Excess
                         Elective Deferrals, Qualified
                         Nonelective Contributions and Qualified
                         Matching Contributions treated as
                         Elective Deferrals at the Employer's
                         election) made on behalf of each
                         Employee for the Plan Year but excluding
                         Elective Deferrals that are taken into
                         account in the Contribution Percentage
                         test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) to (2) the Employee's Compensation for the Plan Year whether or not the Employee was a Participant for the entire Plan Year. Such actual deferral ratios and the Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent of the Employee's Compensation. The actual deferral ratio of an eligible Employee who makes no Elective Deferral is zero.

                    (C)  For purposes of this Article 4,
                         "Qualified Matching Contributions" shall mean Employer contributions that are made to the Plan, pursuant to Section 401(m) of the Code, which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

          (d)  Distribution Of Excess Contributions.
Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. The amount of Excess Contributions to be distributed shall be reduced by Excess
Elective Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Elective Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year. In addition, Excess Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP.

              (i)   "Excess Contributions" shall mean, with
                    respect to any Plan Year, the excess of:

                    (A)  The aggregate amount of Elective
                         Deferrals actually taken into account in computing the ADP of Highly Compensated
                         Employees for such Plan Year, over

                               4-6

                    (B) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

               (ii) Excess Contributions shall be adjusted for
                    any income or loss in accordance with Section
                    5.04 of the Plan.

            (iii) Amount of Excess Contributions. The amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio is reduced to the extent required to:

                    (A)  Enable the arrangement to satisfy the
                         Actual Deferral Percentage test, or

                    (B) Cause such Highly Compensated Employee's actual deferral ratio to equal the ratio of the Highly Compensated Employee with the next highest actual deferral ratio.

                    This process must be repeated until the cash or deferred arrangement satisfies the Actual Deferral Percentage test. For each Highly Compensated Employee, the amount of Excess Contributions is equal to the total Elective Deferral, plus Qualified Nonelective Contributions and Qualified Matching Contributions treated as elective contributions, on behalf of the Employee (determined prior to the application of this Section 4.01(d)(iii)) minus the amount determined by multiplying the Employee's actual deferral ratio (determined after application of this Section 4.01(d)(iii) by his Compensation used in determining such ratio.

             (iv) The distribution of Excess Contributions shall be taken from the Investment Funds based on rules established by the Administrative Committee.

     4.02 Participant Voluntary Contributions. Participant
Voluntary Contributions will no longer be accepted. The
Administrative Committee will continue to maintain a Participant's Voluntary Contribution account in accordance with
Section 5.01 of the Plan.

     4.03 Employer Contributions.

          (a) Matching Contribution. The Employer may make Employer Matching Contributions with respect to Elective Deferrals, for each Plan Year while this Plan is in effect, in an amount up to $.50 for each dollar of Elective Deferrals made by each respective Participant during the period, up to a maximum Elective Deferral of six percent (6%) of the

                               4-7

Participant's Compensation (or such greater or lesser amount as the Administrative Committee shall, in its discretion determine from year to year).

          (b) The Employer's Contribution, if any, may consist of cash, "qualifying employer securities" or "qualifying employer real property" [as defined in Section 407(d) of ERISA], or of any other property acceptable to the Trustee.

          (c) The Employer shall, notwithstanding any other provision of the Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, and 417 of the Code.

          (d) The Employer's total Contributions for a Plan Year shall not exceed the maximum amount deductible on account of the Employer's Contribution for its corresponding taxable year for federal income tax purposes. In the event the Employer has adopted any other employee pension benefit plan or plans qualified under Section 401 of the Code, covering the same Employees covered by this Plan, the total contributions made in any Plan Year under all such plans shall not exceed the amounts deductible by the Employer under the Code.

          (e) Qualified Nonelective Contributions. In lieu of distributing Excess Contributions as provided in Section 4.01(d) of the Plan, or Excess Aggregate Contributions as provided in
Section 4.04(d) of the Plan, the Employer may make Qualified Nonelective Contributions on behalf of eligible Employees who are not Highly Compensated Employees in an amount sufficient to satisfy either the actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

              (i) If the Employer makes such contributions to the Plan, then the amount of such contributions for each Plan Year shall be an amount determined by the Employer. Allocation of Qualified Nonelective Contributions shall be made to the accounts of eligible Employees who are not Highly Compensated Employees. Allocation of Qualified Nonelective Contributions shall be made in the ratio in which each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

             (ii) For purposes of this Section 4.03(e) the term "Qualified Nonelective Contributions" shall mean contributions (other than Matching Contribution) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with distribution provisions that are applicable to Elective Deferrals in accordance with Code
                    Section 401(k)(2)(B).

                               4-8

          (f) Qualified Matching Contributions. In lieu of distributing Excess Contributions as provided in Section 4.01(d) of the Plan, or Excess Aggregate Contributions as provided in
Section 4.04(d) of the Plan, the Employer may make Qualified Matching Contributions on behalf of eligible Employees who are not Highly Compensated Employees in an amount sufficient to satisfy either the actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

              (i) If the Employer makes such contributions to the Plan, then the amount of such contributions for each Plan Year shall be an amount determined by the Employer. Allocation of Qualified Matching Contributions shall be made to the accounts of eligible Employees who are not Highly Compensated Employees. Allocation of Qualified Matching Contributions shall be made in the ratio in which each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

             (ii) For purposes of this Section 4.03(g) the term "Qualified Matching Contributions" shall mean matching contributions made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with distribution provisions that are applicable to Elective Deferrals as specified in Code
                    Section 401(k)(2)(B).

     4.04 Limitations on Employee Contributions and Matching
Contributions.

          (a)  The Average Contribution Percentage for eligible
Employees who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for all other eligible
Employees for the same Plan Year must satisfy one of the following tests:

              (i)   The Average Contribution Percentage for
                    eligible Highly Compensated Employees for the Plan Year shall not exceed the Average
                    Contribution Percentage for all other
                    eligible Employees for the same Plan Year by 1.25; or

             (ii) The Average Contribution Percentage for eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other eligible Employees for the same Plan Year multiplied by two (2), provided that the Average Contribution Percentage for eligible Highly Compensated Employees does not exceed the Average Contribution Percentage for all other eligible Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any eligible Highly Compensated Employee.

                               4-9

          (b)  Special Rules:

              (i)   For purposes of this Section, the
                    Contribution Percentage for any eligible
                    Highly Compensated Employee who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

             (ii) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single Plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
                    Section 401(m) of the Code only if they have the same Plan Year.

            (iii) For purposes of determining the Contribution Percentage of an eligible Employee who is a five percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Employee shall include the Contribution Percentage Amounts and Compensation of family members (as defined in Code Section 414(q)(6)(B)). Family members, with respect to eligible Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for eligible Highly Compensated Employees and for all other eligible Employees.

             (iv) For purposes of determining the Contribution Percentage, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve month period beginning on the day after the close of the Plan Year and allocated to a Participant's account for the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test, if any.

                              4-10

              (v)   The Employer shall maintain records
                    sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test, if any.

             (vi)   The determination and treatment of the
                    Contribution Percentage of any eligible
                    Employee shall satisfy such other
                    requirements as may be prescribed by the Secretary of the Treasury.

            (vii)   Multiple Use: If one or more Highly
                    Compensated Employees participate in both a Cash or Deferred Arrangement ("CODA") and a plan subject to the Average Contribution Percentage (ACP) test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then at the discretion of the Administrative Committee, either the ACP and/or the ADP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP or ADP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed
                    1.25 multiplied by the ADP and ACP of the Nonhighly Compensated Employees.

           (viii) For purposes of determining the Contribution Percentage, a Matching Contribution (including a Qualified Matching Contribution, if any) that is forfeited to correct Excess Aggregate Contributions, or because the contribution to which it relates is treated as an Excess Contribution, Excess Deferral, or Excess Aggregate Contribution, is not taken into account.

          (c) For purposes of this Section, the following definitions shall apply:

              (i) "Aggregate Limit" shall mean the sum of (A) 125% of the greater of the ADP of the Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to the Code
                    Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and
                    (B) the lesser of 200% or two plus the lesser of such ADP or ACP.

                              4-11

             (ii) "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the eligible
                    Employees in a group.

            (iii) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Eligible Employee's Contribution Percentage Amounts to the Eligible Employee's Compensation for the Plan Year whether or not the Employee was a Participant for the entire Plan Year.

             (iv) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions and Matching Contributions (to the extent not taken into account for purposes of the ADP test) under the Plan on behalf of the
                    Eligible Employee for the Plan Year. If so elected, the Employer may include, in the Contribution Percentage Amounts, Elective Deferrals or Qualified Nonelective Contributions, or both, as provided by regulations. Elective Deferrals in the Contribution Percentage Amounts may be used as long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

              (v) "Eligible Employee" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer so takes into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Employee on behalf of whom no Employee Contributions are made.

             (vi) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

            (vii) "Matching Contribution" shall mean an Employer Contribution made to the Plan, or any other defined contribution plan, on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

                              4-12

          (d) Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of this Plan, Excess
Aggregate Contributions plus any income and minus any loss allocable thereto shall be forfeited, if forfeitable, or if not forfeitable (as in the case of Employee Contributions) shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate
Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6)(B) of the Code shall be allocated among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP. If such Excess Aggregate
Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

              (i) The Excess Aggregate Contributions shall be adjusted for income or loss in accordance with Section 5.04 of the Plan.

             (ii) Excess Aggregate Contributions shall be distributed first from the Participant's Employee Contribution account and next from Matching Contribution account (and, if applicable, the Participant's Qualified Nonelective Contribution account). In the last account used to correct the excess, the distribution shall be taken from the Investment Options based on rules established by the Administrative Committee.

            (iii)   For purposes of this Section, "Excess
                    Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

                    (A)  The aggregate Contribution Percentage
                         Amounts taken into account in computing
                         the numerator of the Contribution
                         Percentage actually made on behalf of
                         Highly Compensated Employees for such
                         Plan Year, over

                    (B)  The maximum Contribution Percentage
                         Amounts permitted by the Average
                         Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                         Such determination shall be made after
                         first determining Excess Elective
                         Deferrals pursuant to Section 4.01(b)
                         and then determining Excess
                         Contributions pursuant to Section
                         4.01(d) of the Plan.

     4.05 Payment. All Contributions shall be paid directly to the Trustee and may be made on any date or dates selected by the Employer; provided, however, that the total annual

                              4-13

Contribution for each Plan Year shall be paid on or before the date on which the Employer is required to file its federal income tax return for the corresponding taxable year of the Employer, including any extensions thereof.

     4.06 No Responsibility for Collection or Verification. The
Trustee shall have no responsibility or obligation to collect any Contribution under the Plan, or to verify the correctness of the amount of any Contribution under the Plan.

     4.07 Rollovers and Transfers.

          (a) The Administrative Committee may direct the Trustee to receive and hold, for the benefit of any Employee of the Employer, amounts transferred from other qualified plans provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. A transferred contribution shall be held by the Trustee in a separate, nonforfeitable account (a "rollover/transfer account") for the benefit of the Participant which will be fully vested at all times and shall not be subject to forfeitures for any reason.

          (b)  For the purposes of this Section 4.07, the term
"qualified plan" shall mean any tax qualified plans under Code
Section 401(a). The phrase "amounts transferred from other qualified plans" shall mean:

              (i) amounts transferred to this Plan directly from another qualified plan;

             (ii)   lump-sum distributions received by an
                    Employee from another qualified plan which are eligible for tax-free "rollover" treatment under the Code and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof;

            (iii) amounts transferred to this Plan from a conduit individual retirement account, provided that the conduit individual retirement account has no assets other than assets which were previously distributed to the Employee from another qualified plan (other than a plan for self-employed individuals or an individual retirement account) as a lump-sum distribution which were eligible for tax-free rollover treatment, and which were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof, and earnings on those assets;

             (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of item (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account;

                              4-14

              (v) accumulated voluntary deductible employee contributions; and

             (vi) any other amounts which may be transferred to the Trustee as tax-qualified transfers under the provisions of the Code.

          (c) Prior to accepting any rollovers or transfers to which this Section applies, the Administrative Committee may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

          (d) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any protected benefit under Section 411(d) of the Code.

          (e) Notwithstanding anything herein to the contrary, a rollover or transfer directly to this Plan from another qualified plan (or a transaction having the effect of such rollover or transfer) shall only be permitted if the amounts are not subject to the Joint and Survivor Annuity Requirements of Section 401(a)(11) and 417 of the Code.

     4.08 Top Heavy Minimum Contribution.

          (a) If this Plan is a Top Heavy Plan, the Employer shall contribute an amount equal to three percent (3%) of the Compensation for each Non-Key Employee who is a Participant employed by the Employer on each Anniversary Date occurring within the Plan Year. For purposes of this Section 4.08, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not entitled to receive an allocation of the Employer's Contribution for any Plan Year because of (i) the Participant's failure to complete any minimum Hours of Service, or (ii) Compensation less than a stated amount or (iii) failure to make any Elective Deferral under Section 4.01 of the Plan.

          (b) If the Employer contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%), the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and Forfeitures allocated to the Participant's Account for the Plan Year, divided by his Compensation for the Plan Year. To determine the contribution rate, the Administrative Committee shall consider all qualified defined contribution plans maintained by the Employer as a single plan. [Notwithstanding the preceding provisions of this Section 4.08, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of
Section 401(a)(4) of the Code, or the coverage rules of Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent (3%) of his Compensation regardless of the contribution rate for the Key Employees.]

                              4-15

          (c) If the contribution rate of the Plan Year with respect to a Non-Key Employee described in this Section 4.08 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Any such additional contribution shall be allocated to the accounts of the Non-Key Employees for whom the Employer makes the additional contribution.

          (d)  For purposes of this Section 4.08, the term
"Compensation" shall have the meaning defined in Section 415 of the Code and Section 2.05 of the Plan.

          (e) In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of Compensation shall be provided under this Plan.

                              4-16

     5.   ALLOCATIONS TO ACCOUNTS

     5.01 Participants' Accounts.

          The Administrative Committee shall maintain the following accounts in the name of each Participant:

              (i) Employer Matching Contribution account. This account will reflect the Participant's share of Employer Matching Contributions and Forfeitures, if any, arising under the Plan, and the earnings, losses, appreciation, and depreciation attributable to such amounts.

             (ii) Participant Elective Deferral account. This account will reflect the Participant's
                    Elective Deferrals and the earnings, losses, appreciation, depreciation, and distributions attributable to such contributions.

            (iii) Participant Voluntary Contribution account. This account will reflect the Participant's Voluntary Contributions, if any, and the earnings, losses, appreciation, depreciation, and distributions attributable to such contributions.

             (iv) Participant Rollover Contribution account. This account will reflect the Participant's rollover/transfer amounts and the earnings, losses, appreciation, depreciation and distributions attributable to such contributions.

The Administrative Committee shall maintain subaccounts reflecting the portion of each Participant's Employer account (and, if applicable, Participant accounts) invested pursuant to the direction of the Participant in accordance with Article 9 of the Plan. The Administrative Committee may also maintain such other accounts or subaccounts in the names of Participants or otherwise in accordance with Article 4 of the Plan and as it deems advisable. Unless the context indicates otherwise, the term "accounts", as used in this Plan, shall include all accounts (and subaccounts) maintained by the Administrative Committee for a Participant. Each such account shall be valued and adjusted as provided in this Article 5 to reflect any withdrawals and distributions and any appreciation and depreciation in the value of the assets of the Trust Fund. The maintenance and establishment of separate accounts for each Participant shall not be construed as giving any person an interest in any specific assets of the Trust Fund, the whole of which, for investment purposes, shall be administered as a single fund except to the extent otherwise provided in this Plan.

     5.02 Crediting of Contributions. For purposes of the valuations and adjustments made pursuant to this Article 5, Employer Matching Contributions made to the Plan for any Plan
Year shall be credited to the relevant account as of June 30 and December 31.

                               5-1

     5.03 Allocation of Employer Matching Contributions. Employer
Matching Contributions shall be allocated to the Employer accounts of eligible Participants who are employed by the Employer on the dates the Matching Contributions are made (unless they are terminated due to Normal Retirement, death or disability), in accordance with Section 4.03 of the Plan.

     5.04 Valuation and Adjustment of Accounts. Accounts may be valued and adjusted on an annual or more frequent basis pursuant to such rules and procedures as may be established by the Administrative Committee, from time to time, and applied in a uniform and nondiscriminatory manner. As soon as practicable following the end of each period for which a valuation is to be made (the "valuation period"), the accounts of each Participant shall be valued and adjusted as of the last day of such period (the "periodic valuation date"). Following the valuation and adjustment of the Participants' accounts, and within a reasonable time following the end of each valuation period, the Administrative Committee shall notify each Participant with respect to the status of his account as of the periodic valuation date. Accounts which are invested pursuant to the direction of Participants in accordance with Article 9 of the Plan shall be valued and credited at fair market value on an individual basis. All other accounts shall be adjusted on a pro rata basis to reflect changes in the net fair market value of the Trust Fund.

     5.05 Application of Forfeitures. Forfeitures shall not arise under this Plan.

     5.06 Charging of Distributions. All payments or distributions made to a Participant or his Beneficiary shall be charged to his accounts when made. Such payments or distributions shall be determined at the Valuation Date coincident with or next following the event causing the payment or distribution. The Participant shall determine which of his accounts shall be so charged.

     5.07 Limitations on Annual Additions and Benefits.

          (a) For the purposes of this Section 5.07, the following terms shall have the definitions set forth below:

              (i) Allocation Date. The term "Allocation Date" shall mean the date with respect to which all or a portion of the Employer's and Participants' Contributions or Forfeitures are allocated to Participants' accounts.

             (ii) Annual Additions. The term "Annual Additions" shall mean the sum of the following amounts, if any, credited to a Participant's account for the Limitation Year:

                    (A)  Employer Contribution;

                    (B)  Forfeitures;

                               5-2

                    (C)  Employee Contributions (as determined
                         under Section 415(c)(2) of the Code);
                         and
                    (D)  Amounts allocated after March 31, 1984,
                         to an individual medical account, as
                         defined in Section 415(1)(2) of the
                         Code, which is part of a pension or
                         annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, which is part of a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, will be considered Annual Additions to a Defined Contribution Plan.

          For purposes of this Section 5.07, any Excess Amount applied under this Section 5.07 in any Limitation Year to reduce
Employer Contributions will be included in Annual Additions for such Limitation Year.

            (iii) Compensation. The term "Compensation" shall mean a Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips and bonuses). The term "Compensation" shall not include:

                    (A)  Employer contributions, to a plan of
                         deferred compensation, to the extent the contributions are not included in the gross income of the Employee for the taxable year in which the contributions are made; Employer contributions on behalf of an Employee, through a salary reduction arrangement, to a cash or deferred plan described in Section 401(k) of the Code or a tax-deferred annuity described in Section 403(b) of the Code, or to a simplified employee pension plan described in Section 408(k) of the Code, to the extent such contributions are deductible by the Employee under Section 219(b)(7) of the Code; and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed;

                    (B)  Amounts realized from the exercise of a
                         non-qualified stock option, or when
                         restricted stock (or property) held by
                         an

                               5-3

                         Employee either becomes freely
                         transferable or is no longer subject to
                         a substantial risk of forfeiture;

                    (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

                    (D)  Other amounts which receive special tax
                         benefits, such as premiums for group
                         term life insurance (but only to the
                         extent that the premiums are not
                         includable in the gross income of the
                         Employee), or contributions made by an
                         Employer (whether or not under a salary
                         reduction agreement) towards the
                         purchase of an annuity contract
                         described in Section 403(b) of the Code
                         (whether or not the contributions are
                         excludable from the gross income of the
                         Employee).

                    The provisions of this paragraph (iii) shall
               apply solely to this Section 5.07. Amounts included as Compensation under this paragraph
               (iii) are those amounts actually paid to a Participant or includable in his gross income within the Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 414(q) of the Code) and Contributions made on behalf of such Participant are nonforfeitable when made.

             (iv) Defined Benefit Fraction. The term "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or one hundred forty percent (140%) of the Participant's highest average compensation, including any adjustments under
                    Section 415(b) of the Code. For purposes of this Section, the term "highest average compensation" shall mean the average Compensation for the three consecutive Years of Service that produces the highest average.

                               5-4

                    Notwithstanding the above, if the Participant
               was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 of the Code, for all Limitation Years beginning before January 1, 1987.

              (v) Defined Benefit Plan. The term "Defined Benefit Plan" shall mean a retirement plan which does not provide for individual accounts for Employer contributions. All Defined Benefit Plans (whether or not terminated) maintained by the Employer shall be treated as a single plan.

             (vi) Defined Contribution Fraction. The term "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible voluntary contributions to this and all other Defined Contribution Plans and all Defined Benefit Plans, whether or not terminated, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in
                    Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code, or thirty-five percent (35%) of the Participant's Compensation for such year.

                    Notwithstanding the above, if the Employee
               was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed one (1.0) under the

                               5-5
               terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over one (1.0) times (B) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as Annual Additions.

            (vii) Defined Contribution Plan. The term "Defined Contribution Plan" shall mean a retirement plan which provides for individual accounts for employee contributions, and includes an employee stock ownership plan that satisfies the requirements of Section 301(d) of the Tax Reduction Act of 1975. All Defined Contribution Plans (whether or not terminated) maintained by the Employer shall be treated as a single plan. For purposes of the limitations of this Section 5.07 only, employee contributions made to a Defined Benefit Plan maintained by the Employer shall be treated as a Defined Contribution Plan.

           (viii) Employer. For purposes of this Section 5.07, the term "Employer" shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Section 414(b) of the Code, as modified by
                    Section 415(h)], all commonly controlled trades or businesses [as defined in Section 414(c) of the Code, as modified by Section 415(h)] or an affiliated service group [as defined in Section 414(m) of the Code] of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

             (ix) Excess Amount. The term "Excess Amount" shall mean the excess of the Participant's Annual
                    Additions for the Limitation Year over the Maximum Permissible Amount.

              (x) Limitation Year. The term "Limitation Year" shall mean the Plan Year or other twelve (12) consecutive month period specified by the Employer in Section 2.23 of the Plan. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                               5-6

             (xi) Maximum Permissible Amount. The term "Maximum Permissible Amount" shall mean the maximum annual addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year and shall not exceed the lesser of:

                    (A)  Thirty Thousand Dollars ($30,000) [or,
                         if greater, one-fourth of the defined
                         benefit dollar limitation set forth in
                         Section 415(b)(1) of the Code as in
                         effect for the Limitation Year], or

                    (B)  Twenty-five percent (25%) of the
                         Participant's Compensation for the
                         Limitation Year.

                    The compensation limitation referred to in
                    (B) shall not apply for any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the
                    Code) which is otherwise treated as an annual addition under Section 415(l)(1) or Section 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different Limitation Year, the Maximum Permissible Amount will not exceed the lesser of (A) Thirty Thousand Dollars ($30,000) multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12), or (B) Twenty-five percent (25%) of the Participant's Compensation for the short Limitation Year. The dollar limitations of this Section 5.07 shall be automatically adjusted as of the first day of the calendar year for any year for which the Commissioner of Internal Revenue publishes an adjustment. The adjusted limitations, if any, shall apply to the Limitation Year ending with or within the calendar year for which the Commissioner of Internal Revenue makes the adjustment.

            (xii) Projected Annual Benefit. The term "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity, if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                    (A) the Participant will continue employment until the Normal Retirement Date under the Plan (or current age, if later), and

                    (B)  the Participant's Compensation for the
                         current Limitation Year and all other
                         relevant factors used to determine

                               5-7
                         benefits under the Plan will remain
                         constant for all future Limitation
                         Years.

          (b) (i) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 5.07(a)(ii), the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

             (ii) If pursuant to (i) above or as a result of the allocation of Forfeitures, there is an excess amount, the excess will be disposed of as follows:

                    (A)  First, any Elective Deferrals and,
                         second, any nondeductible voluntary
                         employee contributions, to the extent
                         they would reduce the Excess Amount,
                         will be returned to the Participant;

                    (B)  If after the application of paragraph
                         (A) an Excess Amount still exists, and
                         the Participant is covered by the Plan
                         at the end of the Limitation Year, the
                         Excess Amount in the Participant's
                         account will be used to reduce Employer
                         Contributions (including any allocation
                         of Forfeitures) for such Participant in
                         the next Limitation Year, and each
                         succeeding Limitation Year if necessary.

                               5-8

                    (C)  If after the application of paragraph
                         (A) an Excess Amount still exists, and
                         the Participant is not covered by the
                         Plan at the end of a Limitation Year,
                         the Excess Amount will be held
                         unallocated in a suspense account. The
                         suspense account will be applied to
                         reduce future Employer Contributions
                         (including allocation of any
                         Forfeitures) for all remaining
                         Participants in the next Limitation
                         Year, and each succeeding Limitation
                         Year if necessary;

                    (D) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer Contributions or any Participant contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

          (c) (i) This subsection applies if, in addition to this Plan, the Participant is covered under a qualified master or prototype Defined Contribution Plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 5.07(a)(ii) during any Limitation Year. The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and welfare benefit funds in the aggregate are equal to or

                               5-9
                    greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section (b)(i) above. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

             (ii) If, pursuant to (i) above or as a result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual Allocation Date.

            (iii)   If an Excess Amount was allocated to a
                    Participant on an Allocation Date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,

                    (A)  the total Excess Amount allocated as of
                         such date, times

                    (B)  the ratio of (1) the Annual Additions
                         allocated to the Participant for the
                         Limitation Year as of such date under
                         this Plan to (2) the total Annual
                         Additions allocated to the Participant
                         for the Limitation Year as of such date
                         under this and all the other qualified
                         master or prototype Defined Contribution
                         Plans.

             (iv) Any Excess Amount attributed to this Plan will be disposed of in the manner described in subsection (b)(ii) above.

          (d) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, which is not a master or prototype plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with Subsections (c)(i) through (iv) as though the other plan were a master or prototype plan.

          (e) If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined
Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed one (1.0) in any

                              5-10

Limitation Year. If, in any Limitation Year the sum of the Defined Benefit Fraction and the Defined Contribution Fraction on behalf of a Participant does exceed one (1.0), then the Employer shall reduce its contribution on behalf of such Participant to adjust the numerator of the Defined Benefit Fraction to the extent necessary to prevent the sum of the Defined Contribution Fraction and the Defined Benefit Fraction from exceeding one (1.0).

          (f) If, during any Limitation Year, a Participant is a participant in both a Defined Contribution Plan and a Defined Benefit Plan which are a part of a Top Heavy Group, the limitations of this Section 5.07 shall be applied to such Participant by substituting "one hundred percent (100%)" for "one hundred twenty-five percent (125%)" each place it appears in Subsection (a).

          The above limitation shall not apply if, for any Plan Year in which the Top Heavy ratio determined under Section 2.25 of the Plan does not exceed ninety percent (90%), the minimum Top Heavy contribution set forth in Section 4.08 of the Plan for each Non-Key Employee who is a Participant only in this Plan is increased to four percent (4%) rather than three percent (3%) of Compensation as described in Section 4.08 of the Plan, or the minimum Top Heavy contribution for each Non-Key Employee who is a Participant in both this Plan and the Defined Benefit Plan is increased to seven and one-half percent (7 1/2%) rather than five percent (5%) as described in Section 4.08.

          (g)  Notwithstanding anything contained in this Section
5.07 to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Section 415 of the Code and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

                              5-11

     6.   VESTING, DISTRIBUTIONS AND WITHDRAWALS

     6.01 Vesting.

          (a)  The interest of each Participant in his Employer
Matching Contribution account shall vest and become nonforfeitable up to a maximum of one hundred percent (100%), as follows:

              (i)   One hundred percent (100%) upon the
                    commencement of participation under the Plan.

             (ii)   One hundred percent (100%) when the
                    Participant reaches the Normal Retirement
                    Age.

            (iii)   One hundred percent (100%) upon the
                    Participant's death or Disability.

          (b)  The interest of each Participant in his
Participant Voluntary Contribution, Participant Elective
Deferral, and Rollover or Transfer account(s), if any, shall at all times be fully vested and nonforfeitable.

          (c) If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least three (3) Years of Service with the Employer may elect to have the vested (nonforfeitable) percentage of his account computed under the Plan without regard to the amendment. The Participant must file his election with the Administrative Committee within sixty (60) days of the latest of (i) the Employer's adoption of the amendment; (ii) the effective date of the amendment; or (iii) his receipt of a copy of the amendment. The Administrative Committee, as soon as practicable, shall communicate the change to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. For purposes of this Section, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the nonforfeitable percentage of an Employee's rights to his Employer Contribution account. Furthermore, if the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived Accrued Benefit will not be less than his percentage computed under the Plan without regard to such amendment.

          (d) The vested percentage of any Participant covered under the provisions of the Prior Plan shall not be less than the vested percentage the Participant would have had if the provisions of the Prior Plan had continued without change.

     6.02 Forfeitures. Forfeitures shall not arise under this Plan.

                               6-1

     6.03 Payments to Participants and Beneficiaries.

          (a) Within the time periods specified in Section 6.04 of the Plan, and after a Participant's (i) retirement on or after the Normal Retirement Date, (ii) death, (iii) termination of employment with the Employer, or (iv) termination of employment due to Disability, the Participant's vested interest in his accounts shall be valued and adjusted as of the most recent periodic valuation date (as defined in Section 5.04 of the Plan) to reflect the changes, if any, in the net fair market value of the Trust Fund and shall then be distributed to the Participant or, in the event of his death, to his Beneficiary, by payment in a lump sum.

          (b) The Plan shall comply with the following conditions:

              (i) the Participant cannot elect payments in the form of a life annuity;

             (ii)   on the death of the Participant, the
                    Participant's vested account balance (reduced by any security interest held by the Plan for any loan outstanding to such Participant) will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has already consented in a manner conforming to the requirements of Section 417 of the Code, then to the Participant's Designated Beneficiary; and

            (iii) the Plan will not accept any direct or indirect transfer of assets from any plan which is not exempt from the Qualified Joint and Survivor Annuity Requirements of Section 401(a)(11) and Section 417 of the Code. For purposes of this Section 6.03(b), the terms "Spouse" and "Surviving Spouse" shall mean the spouse or surviving spouse, respectively of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

     6.04 When Payments are Made.

          (a) In the case of a Participant who retires on or after the Normal Retirement Date, or whose employment is terminated by death or Disability, payment of the Participant's Employer and Participant accounts shall be made as soon as administratively feasible but not later than (unless the Participant otherwise elects) sixty (60) days following the end of the Plan Year in which the Participant terminates his employment with the Employer. Notwithstanding any contrary provision, a Participant may not elect to defer receipt of benefits to an extent that he creates a death benefit that is more than incidental.

          (b) In the case of a Participant who terminates his employment with the Employer other than for death, Disability or retirement on or after the Normal Retirement Date:

                               6-2

              (i) Payment of the Participant's Participant account, if any, shall be made (unless the Participant otherwise elects) as soon as administratively feasible following his termination of employment with the Employer; and

             (ii) Payment of the Participant's vested interest in his Employer account shall be made as soon as administratively feasible following the Participant's termination of employment, but not (without the consent of the Participant) later than sixty (60) days following the end of the Plan Year in which the latest of the following occurs: (A) the Participant reaches the Normal Retirement Date [or, if earlier, age sixty-five (65)]; or (B) the Participant terminates his employment with the Employer; or (C) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; notwithstanding this subparagraph, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.04(c) of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this subparagraph.

          (c)  Notwithstanding anything else contained in this
Section 6.04 to the contrary, if the Participant has more than Three Thousand Five Hundred Dollars ($3,500) credited to his account and such account is immediately distributable, then such Participant's account may not be currently distributed to him without the consent of the Participant. Written consent of the Participant to the distribution must be obtained within the ninety (90) day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Employer shall notify the Participant of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and shall be provided no less than thirty (30) days and no more than ninety
(90) days prior to the annuity starting date.

          Notwithstanding the foregoing, the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan [other than an employee stock ownership plan as defined in
Section 4975(e)(7) of the Code] within the same controlled group.

          If the Participant has Three Thousand Five Hundred
Dollars ($3,500) or less credited to his vested account, then such amount will be currently distributed to him without

                               6-3
regard to the Participant's consent in a lump sum payment. Notwithstanding the above, no distribution may be made after the annuity starting date regardless of the dollar amount of the Accrued Benefit unless the Participant consents in writing to such distribution. For purposes of this paragraph, a Participant's account shall include all Participant contributions, if any. Also, a distribution of such account is immediately or currently distributable if any part of it may be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained, if not deceased) the later of the normal retirement age [as defined in Section 411(a)(8) of the Code], or age sixty-two (62).

          If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax
Regulations is given, provided that:

          (1) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

          (d) The requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984. All distributions required under this Section shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations.

              (i) Required Beginning Date. A Participant's benefit must be distributed or begin to be distributed no later than his Required Beginning Date which generally is the first day of April of the calendar year following the calendar

                               6-4
                    year in which the Participant attains age
                    70 1/2.

                    Notwithstanding the above, the following transition rules shall apply:

                    (A)  The Required Beginning Date of a
                         Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                         (1)  Non 5% owners. The Required
                              Beginning Date of a Participant who
                              is not a 5% owner is the first day
                              of April of the calendar year
                              following the calendar year in
                              which the later of retirement or
                              attainment of age 70 1/2 occurs.

                         (2)  5% owners. The Required Beginning
                              Date of a Participant who is a 5%
                              owner during any year beginning
                              after December 31, 1979, is the
                              first day of April following the
                              later of:

                              (a)  the calendar year in which the
                                   Participant attains age 70 1/2,
                                   or

                              (b)  the earlier of the calendar
                                   year with or within which ends
                                   the Plan Year in which the
                                   Participant becomes a 5%
                                   owner, or the calendar year in
                                   which the Participant retires.

                    (B)  The Required Beginning Date of a
                         Participant who is not a 5% owner, who
                         attains age 70 1/2 during 1988, and who has not retired as of January 1, 1989, is April 1, 1990.

                    (C)  A Participant is treated as a 5% owner
                         for purposes of this Section if such
                         Participant is a 5% owner as defined in
                         Section 416(i) of the Code (determined
                         in accordance with Section 416 of the
                         Code but without regard to whether the
                         Plan is Top Heavy) at any time during
                         the Plan Year ending with or within the
                         calendar year in which such owner
                         attains age 66 1/2 or any subsequent Plan
                         Year.

                    (D)  Once distributions have begun to a 5%
                         owner under this Section, they must
                         continue to be distributed, even if the
                         Participant ceases to be a 5% owner in a subsequent year.

             (ii) Determination of Amount to be Distributed Each Year. If the Participant's benefit is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                    (A)  If a Participant's benefit is to be
                         distributed over (1) a period not
                         extending beyond the life expectancy of
                         the Participant or the joint life and
                         last survivor expectancy of the
                         Participant and the Participant's
                         Designated Beneficiary or (2) a period
                         not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at

                               6-5
                         least equal the quotient obtained by
                         dividing the Participant's benefit by
                         the applicable life expectancy.

                    (B)  For calendar years beginning before
                         January 1, 1989, if the Participant's
                         Spouse is not the Designated
                         Beneficiary, the method of distribution
                         selected must assure that at least 50%
                         of the present value of the amount
                         available for distribution is paid
                         within the life expectancy of the
                         Participant.

                    (C)  For calendar years beginning after
                         December 31, 1988, the amount to be
                         distributed each year, beginning with
                         distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of
                         (1) the applicable life expectancy or
                         (2) if the Participant's Spouse is not
                         the Designated Beneficiary, the
                         applicable divisor determined from the
                         table set forth in Q&A-4 of Section
                         1.401(a)(9)-2 of the Proposed
                         Regulations. Distributions after the
                         death of the Participant shall be
                         distributed using the applicable life
                         expectancy in (A) above as a relevant
                         divisor without regard to Proposed
                         Regulations Section 1.401(a)(9)-2.

                    (D)  The minimum distribution required for
                         the Participant's first distribution
                         calendar year must be made on or before
                         the Participant's Required Beginning
                         Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

                    (E)  As of the first distribution calendar
                         year, distributions, if not made in a
                         single sum, may only be made over one of the following periods (or a combination thereof):

                         (1)  the life of the Participant,

                         (2)  the life of the Participant and a
                              Designated Beneficiary,

                         (3)  a period certain not extending
                              beyond the life expectancy of the
                              Participant, or

                               6-6

                         (4)  a period certain not extending
                              beyond the joint and last survivor
                              expectancy of the Participant and a
                              Designated Beneficiary.

                    (F)  If the Participant's benefit is
                         distributed in the form of an annuity
                         purchased from an insurance company,
                         distributions thereunder shall be made
                         in accordance with the requirements of
                         Section 401(a)(9) of the Code and the
                         Proposed Regulations thereunder.

            (iii)   Death Distribution Provisions.

                    (A)  Distribution beginning before death. If
                         the Participant dies after distribution
                         of his benefit has begun, the remaining
                         portion of such benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                    (B)  Distribution beginning after death. If
                         the Participant dies before distribution of his benefit begins, distribution of the Participant's entire benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                         (1)  if any portion of the Participant's
                              benefit is payable to a Designated
                              Beneficiary, distributions may be
                              made over the life or over a period
                              certain not greater than the life
                              expectancy of the Designated
                              Beneficiary commencing on or before
                              December 31 of the calendar year
                              immediately following the calendar
                              year in which the Participant died;

                         (2)  if the Designated Beneficiary is
                              the Participant's Surviving Spouse,
                              the date distributions are required
                              to begin in accordance with (1)
                              above shall not be earlier than the
                              later of (a) December 31 of the
                              calendar year immediately following
                              the calendar year in which the
                              Participant died and (b)
                              December 31 of the calendar year in
                              which the Participant would have
                              attained age 70 1/2.

                              If the Participant has not made an
                              election pursuant to this Section
                              by the time of his death, the
                              Participant's Designated
                              Beneficiary must elect the

                               6-7
                              method of distribution no later
                              than the earlier of (a) December 31
                              of the calendar year in which
                              distributions would be required to
                              begin under this Section, or (b)
                              December 31 of the calendar year
                              which contains the fifth
                              anniversary of the date of death of
                              the Participant. If the Participant
                              has no Designated Beneficiary, or
                              if the Designated Beneficiary does
                              not elect a method of distribution,
                              distribution of the Participant's
                              entire benefit must be completed by
                              December 31 of the calendar year
                              containing the fifth anniversary of
                              the Participant's death.

                    (C)  For purposes of (B) above, if the
                         Surviving Spouse dies after the
                         Participant, but before payments to such Spouse begin, the provisions of (B) above, with the exception of paragraph
                         (2) therein, shall be applied as if the
                         Surviving Spouse were the Participant.

                    (D)  For purposes of this Section
                         6.04(d)(iii), any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

                    (E)  For the purposes of this Section
                         6.04(d)(iii), distribution of a
                         Participant's benefit is considered to
                         begin on the Participant's Required
                         Beginning Date [or, if (C) above is
                         applicable, the date distribution is
                         required to begin to the Surviving
                         Spouse pursuant to (B) above]. If
                         distribution in the form of an annuity
                         irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

             (iv)   Definitions

                    (A)  Applicable life expectancy. The
                         applicable life expectancy is the life
                         expectancy (or joint and last survivor
                         expectancy) calculated using the
                         attained age of the Participant (or
                         Designated Beneficiary) as of the
                         Participant's (or Designated
                         Beneficiary's) birthday in the
                         applicable calendar year reduced by one
                         for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so

                               6-8
                         recalculated. The applicable calendar
                         year shall be the first distribution
                         calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                    (B)  Designated Beneficiary. The Designated
                         Beneficiary is the individual who is
                         designated as the Beneficiary under the
                         Plan in accordance with Section
                         401(a)(9) of the Code and the Proposed
                         Regulations thereunder.

                    (C)  Distribution calendar year. The
                         distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 6.04(d)(iii) above.

                    (D)  Life expectancy. Life expectancy and
                         joint and last survivor expectancy are
                         computed by use of the expected return
                         multiples in Tables V and VI of Section
                         1.72-9 of the Income Tax Regulations.

                         Unless otherwise elected by the
                         Participant [or Spouse, in the case of
                         distributions described in Section
                         6.04(d)(iii) above] by the time
                         distributions are required to begin,
                         life expectancies shall be recalculated
                         annually. Such election shall be
                         irrevocable as to the Participant (or
                         Spouse) and shall apply to all
                         subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                    (E)  Participant's benefit.

                         (1)  A Participants' benefit is his
                              account balance as of the last
                              valuation date in the calendar year
                              immediately preceding the
                              distribution calendar year
                              (valuation calendar year) increased
                              by the amount of any contributions
                              or forfeitures allocated to the
                              account balance as of dates in the
                              valuation calendar year after the
                              valuation date and decreased by
                              distributions made in the valuation
                              calendar year after the valuation
                              date.

                               6-9

                         (2)  For purposes of paragraph (1)
                              above, if any portion of the
                              minimum distribution for the first
                              distribution calendar year is made
                              in the second distribution calendar
                              year on or before the Required
                              Beginning Date, the amount of the
                              minimum distribution made in the
                              second distribution calendar year
                              shall be treated as if it had been
                              made in the immediately preceding
                              distribution calendar year.

              (v)   (A)  Notwithstanding the other requirements
                         of this Section 6.04(d) and subject to
                         the requirements of Section 6.03(b),
                         distributions on behalf of any
                         Participant, including a 5% owner, may
                         be made in accordance with all of the
                         following requirements (regardless of
                         when the distribution actually
                         commences):

                         (1)  The distribution by the Trust is
                              one which would not have
                              disqualified such Trust under
                              Section 401(a)(9) of the Internal
                              Revenue Code as in effect prior to
                              amendment by the Deficit Reduction
                              Act of 1984.

                         (2)  The distribution is in accordance
                              with a method of distribution
                              designated by the Participant whose
                              interest in the Trust is being
                              distributed or, if the Participant
                              is deceased, by a Beneficiary of
                              such Participant.

                         (3)  Such designation was in writing,
                              was signed by the Participant or
                              the Beneficiary, and was made
                              before January 1, 1984, in
                              accordance with Section 242(b)(2)
                              of the Tax Equity and Fiscal
                              Responsibility Act of 1982 and IRS
                              Notice 83-23.

                         (4)  The Participant had accrued a
                              benefit under the plan as of
                              December 31, 1983.

                         (5)  The method of distribution
                              designated by the Participant or
                              the Beneficiary specifies the time
                              at which distribution will
                              commence, the period over which
                              distributions will be made, and in
                              the case of any distribution upon
                              the Participant's death, the
                              Beneficiaries of the Participant
                              listed in order of priority.

                              6-10

                    (B)  A distribution upon death will not be
                         covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

                    (C)  For any distribution which commences
                         before January 1, 1984, but continues
                         after December 31, 1983, the
                         Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (iv)(A)(1) and (5).

                    (D)  If a designation is revoked, any
                         subsequent distributions must satisfy
                         the requirements of Section 401(a)(9) of the Code as amended and the Proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the Proposed Regulations thereunder, but for the Code Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the Proposed Regulations shall apply.

     6.05 Selection of Method of Payment. The Participant shall decide the manner in which the Participant's accounts will be paid pursuant to Sections 6.03 and 6.04 of the Plan. The Trustee shall make such distributions in cash, or at the Participant's election with respect to any portion of the accounts which may be invested in the Employer Stock Fund, in kind or in cash.

                              6-11

     6.06 Designation of Beneficiary.

          (a) Each Participant may, from time to time, designate the person or persons (who may be designated concurrently, contingently, or successively) to whom his accounts are to be paid if he should die before his accounts are fully distributed to him. Each beneficiary designation shall cancel all prior beneficiary designations made by the same Participant, shall be in a written form prescribed by the Participant's Employer, and shall be effective only when signed by the Participant and filed with the Employer while the Participant is living. If a Participant fails to designate a Beneficiary as provided above, his Surviving Spouse, if any; or, if none, his surviving child or children, in equal shares; or, if none, his surviving parent or parents, in equal shares; or, if none, the Participant's personal representative, executor, or administrator, as the case may be, shall be the Beneficiary or Beneficiaries of the Participant's accounts.

          (b) A Participant may specify, in his beneficiary designation filed with the Employer pursuant to this Section 6.06, that his accounts be paid to his Designated Beneficiary in any method of payment described in Section 6.03 of the Plan.

          (c) The term "Designated Beneficiary" shall mean the natural or legal person or persons (including a Trustee or other legal representative acting in a fiduciary capacity) designated by a Participant as his beneficiary in the last effective beneficiary designation form filed with the Employer under this
Section 6.06. The term "Beneficiary" shall mean the natural or legal person or persons to whom a deceased Participant's benefits are payable under this Section 6.06.

          (d) Notwithstanding the above, if the Participant is married, his Designated Beneficiary shall be his spouse, unless the spouse consents to the designation of another beneficiary and acknowledges that by such consent, the spouse is waiving any rights to a benefit under the Plan. The Participant may then designate a beneficiary which may not be changed without spousal consent unless the spousal consent expressly permits designations by the Participant without any requirement of further consent by the spouse. The spouse's consent must be witnessed by the Administrative Committee or by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Administrative Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, the consent and waiver need not be signed by the spouse. Any consent required under this provision will be valid only with respect to the spouse who signs the consent.

     6.07 Withdrawal of Participant Contributions, Rollovers and
Transfers and Elective Deferrals.

          (a) Non-Hardship Withdrawals: A Participant may withdraw from his Participant Voluntary Contribution account and/or his Rollover/Transfer account, an amount not in excess of his balance in each such account. Any withdrawal pursuant to this
Section 6.07 shall be made from and charged to his Participant Voluntary Contribution account first, and then to his Rollover/Transfer account.

                              6-12

          (b) Hardship Withdrawals of Elective Deferrals: No withdrawal of Elective Deferrals shall be made prior to the Participant's disability, retirement, or severance of employment, except where the Participant evidences a financial hardship. Withdrawals shall be limited solely to Elective Deferrals for all Plan Years without regard to earnings on such Elective Deferrals and without regard to Qualified Matching Contributions and Qualified Nonelective Contributions. Notwithstanding the preceding sentence, if a Participant's December 31, 1988 account attributable to Elective Deferrals (the "frozen amount") suffers a loss subsequent to December 31, 1988 that brings the value of the account below the frozen amount, then the Qualified Matching Contributions, and Qualified Nonelective Contributions and earnings may be withdrawn due to financial hardship to the extent necessary to reach the frozen amount. A financial hardship will be deemed to exist if the Participant experiences an immediate and heavy financial need and has no other resources available to meet such need. The Administrative Committee shall determine whether the above criteria are met by reference to the following guidelines:

              (i) The Participant will be considered to have an immediate and heavy financial need if the hardship withdrawal is requested for any of the following reasons:

                    (A)  Medical expenses as well as expenses
                         necessary to obtain medical care for the Participant, his Spouse or dependents;

                    (B)  Purchase (excluding mortgage payments)
                         of a principal residence for the
                         Participant;

                    (C)  Payment of the next twelve months'
                         tuition and related expenses for a post
                         secondary education for the Participant, his Spouse, or dependents;

                    (D)  Prevention of the eviction from or
                         foreclosure on the Participant's
                         principal residence (including rent or
                         mortgage payment);

             (ii) The Participant will be considered to have no other resources available to meet his immediate and heavy financial need if the following criteria are met:

                    (A) The amount requested for distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                    (B)  The Participant has obtained all
                         distributions, other than hardship
                         distributions, as well as all non-
                         taxable loans currently available from
                         any plan maintained by the Employer.

                              6-13

If the Administrative Committee determines that a Participant's request for a hardship distribution meets the requirements set forth above, then the Administrative Committee shall direct the Trustee to pay such amounts to the Participant upon receipt from the Participant of such written request or form as may be required by the Administrative Committee. In determining the amount of the distribution, the Administrative Committee may include the amount of any taxes and penalties which the Participant must pay with respect to the distribution.

          Any Participant receiving a hardship distribution shall be subject to the following restrictions on future Elective Deferrals under the Plan: (1) The Participant's right to make Elective Deferrals shall be suspended for twelve (12) months following the date of the withdrawal, and (2) the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

          (d) The Administrative Committee shall adopt uniform, nondiscriminatory rules regarding withdrawals, the form of notification, and the minimum amounts (if any) which may be withdrawn. Withdrawals made pursuant to Section 6.07 shall be paid in cash as described in Section 6.05 of the Plan.

          (e) No Forfeiture shall occur solely as a result of a Participant's withdrawal of Participant contributions, or rollovers and transfers.

     6.08 Facility of Payment. When, in the opinion of the Administrative Committee, a Participant or his Beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may direct the Trustee to make payments to the Participant or his Beneficiary, or his legal representative, or to a relative or friend of the Participant or Beneficiary for his benefit, or the Administrative Committee may direct the Trustee to apply the payment for the benefit of the Participant or Beneficiary in any way the Administrative Committee considers advisable. Any payment made in accordance with this Section 6.08 shall be a full and complete discharge of any liability to any person for such payment under the Plan.

     6.09 Segregation of Participant's Accounts. After a Participant's termination of employment with the Employer, other than for retirement at the Normal or Early Retirement Date, Disability, or death, the Trustee may, in its sole and complete discretion, applied in a uniform and nondiscriminatory manner, and in the best interest of the remaining Participants, segregate the vested portion of the terminated Participant's accounts from the general assets of the Trust Fund, and treat such segregated account or accounts as a "Participant directed investment" pursuant to Article 9 of the Plan. Such Participant (or, if applicable, his Beneficiary) shall thereafter exercise control over the investment of the assets of such account in the manner described in Article 9 of the Plan, until such time as the assets are distributed to him pursuant to this Article 6.

     6.10 Qualified Domestic Relations Orders. Notwithstanding any contrary provision of this Article 6, or otherwise in this Plan, if the Plan Administrator receives a domestic relations

                              6-14
order issued pursuant to state domestic relations law with respect to a Participant, and the Plan Administrator determines that order is a "Qualified Domestic Relations Order" ("QDRO"), as defined under and which complies with the requirements of Section 206(d)(3) of ERISA and Section 414(p) of the Code, then a distribution may be made to the alternate payee named in the Qualified Domestic Relations Order at any time, and in any manner specified or contemplated by the QDRO, and such distribution shall not violate the prohibition against alienation provided for in Article 13 nor any provision in this Article 6. This provision is intended to comply with Section 414(p)(10) of the Internal Revenue Code of 1986 and shall be interpreted by reference to that statute, regulations promulgated thereunder and the intent of the Congress as expressed in the Conference Report addressing such statute.

     6.11 Eligible Rollover Distributions.

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b)  Definitions.

              (i) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

             (ii)   Eligible retirement plan. An eligible
                    retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
                    Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                              6-15

            (iii) Distributee. A distributee includes an Employee or former employee. In addition, the Employee's or former employee's surviving spouse and the Employee's or former employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

             (iv)   Direct rollover. A direct rollover is a
                    payment by the Plan to the eligible
                    retirement plan specified by the distributee.

                              6-16

     7.   LIFE INSURANCE

No life insurance contracts shall be purchased with assets of the Trust Fund or held by the Trustee.

                               7-1

     8.   LOANS TO PARTICIPANTS

     8.01 Application to Administrative Committee. The Administrative Committee may direct the Trustee to make loans to Participants or Beneficiaries (provided they are parties in interest under Section 408(b)(1) of ERISA) in accordance with this Article 8. A Participant may make a written application to the Administrative Committee for a loan from the Trust Fund in accordance with the Loan Policy. A loan shall be made pursuant to this Article 8 in an amount not less than One Thousand Dollars ($1,000) and such loan shall not exceed the lesser of:

          (a) One-half (1/2) of the present value of the Participant's vested account balances under this Plan, or

          (b) An amount which may be amortized by scheduled payments of principal and interest each of which are not greater than 10% of the Participant's gross monthly salary which is computed by multiplying the Participant's hourly rate by 2,080 hours and then dividing by 12.

Notwithstanding the above, no loan may exceed Fifty Thousand
Dollars ($50,000). For purposes of this limit, all plans of the Employer shall be considered one plan.

     8.02 Required Documentation and Terms.

          (a)  In connection with any loan made pursuant to this
Article 8, an applicant shall execute such promissory notes or other evidences of indebtedness, security, and other instruments as the Administrative Committee may in its discretion require. Each loan shall be secured by adequate collateral, in the form of an applicant's assignment to the Trustee of fifty percent (50%) of his entire vested interest in the Trust Fund and such other security, if any, as the Administrative Committee deems advisable. Each loan shall bear interest at a reasonable rate fixed by the Administrative Committee which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances, not in excess of that permitted by law. Any loan shall, by its terms, provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, any loan used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years, but may not exceed ten (10) years.

          (b) No loan shall be made available to Participants or Beneficiaries who are not "parties in interest" to the Plan, as defined in Section 3(14) of ERISA.

          (c)  No loan shall be made available to Highly
Compensated Employees [as defined in Section 414(q) of the Code] in an amount greater than the amount made available to other
Employees.

          (d)  No loan shall be made to a Participant under this
Article 8, and no outstanding loan shall be renewed or extended, on or after the date on which the Participant

                               8-1
terminates his employment or reaches the Normal Retirement Date. The unpaid balance of such loan shall be immediately due and payable at its maturity date; or in the event of the Participant's retirement, termination of employment or death, prior to its maturity date; or in the event the Participant revokes his payroll withholding authorization for loan payments; or in the event of untimely loan repayments during leaves of absence, or in the event the Participant fails to make any repayment within 90 days after it is due; or upon other events deemed by the Administrative Committee to be a default. In the event the loan is not repaid upon these events, it will be deemed a distribution to the Participant.

          (e) Prior to the making of any loan to a Participant, the Participant must consent in writing to the loan, and the possible reduction in any accrued benefit as a result of default, within the 90-day period before the making or renewal of such loan. The consent must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. A new consent is required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

          (f) Notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security for the loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

          (g) Additional provisions, including provisions inconsistent with those set forth in this Section 8.02, may be adopted by the Administrative Committee from time to time, as set forth in a separate Loan Policy which shall be deemed to form a part of this Plan.

     8.03 Implementation and Servicing of Loan.

          (a) The Trustee, upon receipt of the written direction of the Administrative Committee and of the appropriate notes or other evidences of indebtedness from the Administrative
Committee, shall advance the amount of the loan to the Participant, and shall consider such loan a directed investment of the Participant's account.

          (b) In the event that the Participant should fail to repay any such loan (including any unpaid interest) when due, the Trustee may exercise every creditor's right at law or equity which may be available to the Trustee, including but not limited to the deduction of such amount due from the Participant's accounts or from any payment or distribution to which the Participant or his Beneficiary would otherwise be entitled. However, such deduction shall not take place prior to a distributable event under the Plan.

          (c) No distribution shall be made from the Plan to any Participant, or any Beneficiary, until the entire outstanding balance of any loan made to the Participant pursuant to

                               8-2
this Article 8 have first been repaid, or unless the distribution is first reduced by the amount of the outstanding loan balance.

     8.04 Loan Fund. The Administrative Committee shall establish a Participant Loan Fund, as described in Section 9.02 of the Plan. Any Participant who requests a Participant loan shall be deemed to have redesignated the investment of his account balances, so that an amount equal to the initial amount of any such Participant loan is invested in the Participant Loan Fund immediately coincident with the effective date of such Participant loan. Amounts redesignated in accordance with the preceding sentence shall be taken from and paid back to the Participant's accounts in the account sequence order determined by the Employer. Interest will be credited back to the accounts on a pro rata basis based upon the outstanding principal, in each account. Payments of principal and interest on a Participant loan shall be credited to the Investment Fund or Funds as shall be currently applicable to the Participant in accordance with the provisions of Article 9 of the Plan.

     8.05 Charges and Fees. A reasonable charge may be imposed with respect to the implementation of a Participant loan; such change shall be deducted from the assets of the Participant's accounts. Any additional charge or fee which may be imposed by the Trustee or by any broker, investment advisor, or otherwise, including legal fees, incurred in connection with a Participant's loan made pursuant to this Article 8 shall be charged to and paid from the assets of such Participant's accounts.

                               8-3

     9.   PARTICIPANT DIRECTED INVESTMENTS

     9.01 Direction by Participant. Participants' accounts shall be held in the Trust Fund and invested, generally at the direction of each Participant, in Investment Funds selected by the Administrative Committee for this purpose which shall always include a Participant Loan Fund as described in Section 8.04 of the Plan. The Administrative Committee shall have the right to determine, from time to time, the options a Participant shall have with respect to the investment of his accounts, including percentage increments in which such accounts may be divided among Investment Funds, the maximum number of Investment Funds in which accounts may be invested at one time, the times and effective dates of elections by Participants to change investment of such accounts applicable to both past and future contributions to such accounts, and the Investment Fund(s) in which accounts will be held in the event an investment election is not made by a Participant. Alternate payees (as described in Section 6.10 of the Plan) and Beneficiaries of deceased Participants shall have the same rights as Participants under this Article 9.

     9.02 Investment Options Limited by Administrative Committee. Each Participant may elect to invest his account balances among the Investment Funds in increments of one percent (1%) and, in the event a Participant fails to make an election with respect to the investment of his accounts, they shall, upon implementation of investment elections, be invested in the fund the main objective of which is the preservation of principal.

     9.03 Employer Stock Fund. Among other investment options made available to Participants, the Plan shall include an Employer Stock Fund which shall permit the acquisition or sale of the common capital stock of Sola International Inc. ("Employer Stock") in the open market, and the holding of such stock in accordance with Participants' elections. For purposes of ERISA
Section 407(d)(5), such stock constitutes "qualifying employer securities," and for purposes of ERISA Section 407(b), the Plan may hold up to fifty percent (50%) of its assets in the form of such employer stock.

          In addition:

          (a)  Information provided to shareholders of Employer
Stock will be provided to Participants and beneficiaries with accounts holding such securities;

          (b) Voting, tender and similar rights with respect to Employer Stock will be passed through to Participants and beneficiaries with accounts holding such securities;

          (c) Information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants and beneficiaries, will be maintained in accordance with procedures established by the Administrative Committee which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not preempted by ERISA;

                               9-1

          (d) An independent fiduciary will be appointed to carry out activities relating to any situations which the Administrative Committee determines involve a potential for undue employer influence upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights; and

          (e) The Plan's Administrative Committee is responsible for ensuring that the procedures required under subparagraph (c) above are sufficient to safeguard the confidentiality of the information described in that subparagraph, such procedures are being followed, and the independent fiduciary required by paragraph (d) above, is appointed.

          (f) Any dividends paid on Employer Stock shall be automatically invested in additional shares of Employer Stock.

     The Administrative Committee may, in its sole discretion, impose such other conditions or restrictions on transactions in Employer Stock (including, but not limited to, limitations on the maximum percentage of a Participant's account balance which may be held in the form of Employer Stock) and limitations on the Plan's or an individual Participant's ability to purchase or sell Employer Stock at certain times, in accordance with federal securities or other applicable laws and other Company policies or procedures, as it may deem necessary or appropriate and in the best interests of the Plan's Participants and beneficiaries.

     9.04 Timing of Investment Elections for Future Contributions. A Participant shall generally be entitled to elect among Investment Funds at the time he is entitled to make Elective Deferrals, which election shall generally be effective immediately as to the investment of future contributions to the Participant's account(s). In the event that no subsequent election is made by a Participant, his account balance(s), and future additions to such account balance(s), shall continue to be invested according to the Participant's most recent election. In the event that no election has been made by a Participant, his account(s) shall be invested in the fund the main objective of which is the preservation of principal.

     9.05 Reallocation of Investment Elections. Each Participant shall have the opportunity to elect to reallocate his prior account balance(s) among the available Investment Funds on any day during the Plan Year. Such reallocation shall generally be effective as of the day the election is received provided it is received in a timely manner.

     9.06 Investment Control Survives Death. If a Participant who has elected to direct the investment of his account pursuant to this Article 9 should die before his account is totally distributed to him, his investment control shall immediately vest in his Beneficiary as determined under Section 6.06 of this Plan.

     9.07 Charges and Fees. Any charge or fee which may be imposed by the Trustee or by any broker, investment advisor, or otherwise, including legal fees, incurred in connection with a Participant's direction of his accounts pursuant to this Article 9 shall either be charged to and paid from the Trust Fund or may be paid by the Employer.

                               9-2

     10.  ADMINISTRATION

     10.01 Basic Responsibilities of Employer. The Employer shall establish and carry out a funding policy and method based upon its determination of the Plan's needs for liquidity, appreciation, and stability. The Employer, through the Administrative Committee, shall communicate such goals and needs to the Trustee, who shall then coordinate such expressed goals and needs with its investment policy.

          In addition, the Employer shall have the following categories of responsibility:

          (a) To periodically review the performance of Fiduciaries to whom any allocation or delegation of duties has been made, whether or not involving management and control of Plan assets;

          (b) To maintain and retain records on matters on which disclosure to the Departments of Labor and Treasury and to Participants is required;

          (c) To prepare and furnish to Participants all information required under the provisions of this Plan or under federal law to be furnished to them;

          (d)  To prepare and file or publish with the
     appropriate government agencies all reports and other information required to be filed or published under federal or state law;

          (e)  To recommend a successor Trustee, if necessary.

     10.02 Organization and Membership of Administrative Committee. The Employer shall appoint one (1) or more members to a committee to be known as the "Administrative Committee," which shall serve subject to the Employer. The initial members designated to serve as the Administrative Committee shall be those specified by the Employer in writing and communicated to the Trustee. Members of the Administrative Committee need not be Participants, and officers and directors of the Employer shall not be prohibited from serving as members. A member shall serve until he tenders his resignation to the Employer or until the Employer removes such member or appoints his successor, whichever shall first occur. In the event of any vacancy arising by reason of the death, removal, or resignation of a member, the Employer may, but shall not be required to, appoint a successor to serve in his place. The Administrative Committee shall select a Chairman and a Secretary from among its members. The members shall serve as such without compensation. The Administrative Committee shall act by majority vote. The proper expenses of the Administrative Committee, and the compensation of its agents appointed pursuant to Section 10.06 of the Plan, if any, shall be paid directly by the Employer.

     10.03     Powers and Responsibilities of the Administrative
Committee.

          (a) Except as provided in the following paragraph and in Section 10.06 herein, and subject to the standards of conduct described in Article 12 of the Plan, the Administrative

                              10-1

Committee shall have complete control of the administration of the Plan, with all powers necessary to enable it properly to carry out its duties in such respect. Without limiting the generality of the foregoing, the Administrative Committee shall have the power to construe the provisions of this Plan and to determine all questions which may arise hereunder, and shall also have all the powers conferred upon it elsewhere in this Plan. The Administrative Committee shall, from time to time, communicate the funding policy and method established by the Employer to the Trustee, and may confer with the Trustee regarding the investment and management of the assets of the Trust Fund. The Administrative Committee shall, according to rules and procedures established by it, and applied in a uniform and nondiscriminatory manner, decide all questions relating to the eligibility and participation of Employees in the Plan, and all disbursements by the Trustee, except for the ordinary expenses of the administration of this Plan, shall be made upon the written instruction of the Administrative Committee. Except as otherwise provided in Section 13.05 of the Plan, all decisions of the Administrative Committee made within the scope of its authority shall be final.

          (b) The Administrative Committee shall prepare (or cause the Employer to prepare) and furnish to the Trustee a statement of the amount of the Employer's contributions for each Plan Year and employee data in a form sufficient to enable the Trustee to maintain accounts for the Participants and to make required allocations and payments of benefits in accordance with the provisions of this Plan.

     10.04 Records of Administrative Committee. All acts and determinations of the Administrative Committee shall be duly recorded by the Secretary thereof, or under his supervision, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary or his successor.

     10.05 Liability of Administrative Committee. No member of the Administrative Committee shall incur any liability for any action or failure to act, excepting only liability for his negligence in accordance with the standard of conduct described in Article 12 of the Plan. The Employer shall and hereby does indemnify each member of the Administrative Committee against any and all claims, losses, damages, expenses, attorneys' fees, and liabilities arising from any act or failure to act by the Administrative Committee, its officers and members, except when the same is judicially determined to be due to the gross negligence of such person or persons. If the investment decisions hereunder have been allocated to a professional investment advisor pursuant to Section 10.06 of the Plan, the Administrative Committee shall be relieved from any liability for investment decisions made by such manager, provided that the Board of Directors of the Employer has acted prudently in appointing such advisor.

     10.06     Designation of Agents and Allocation of
Responsibilities.

          (a) The Employer or the Administrative Committee may delegate to the Administrative Committee or to one or more qualified "Investment Manager(s)" the responsibility and authority to invest the assets of the Trust Fund. Such delegation shall be in writing, and shall specify the role of the Investment Manager in making investment decisions on behalf of the Plan. Any named Investment Manager shall accept his or its responsibility in

                              10-2
writing, and shall acknowledge in writing that it is a Fiduciary with respect to the investment of assets of the Trust Fund. If an Investment Manager is designated pursuant to this Section 10.06, a copy of the delegation, acceptance, and acknowledgment shall be provided to the Trustee by the Administrative Committee, and the Trustee is authorized and entitled to rely upon such delegation. If an Investment Manager is designated pursuant to this Section 10.06, such Investment Manager, and not the Trustee or the Administrative Committee, shall be the Fiduciary with respect to the investment, management, and control of the assets of the Trust Fund within the scope of its authority.

          (b) The Employer and the Administrative Committee may designate other persons to carry out fiduciary duties [other than duties of an Investment Manager appointed pursuant to Subsection
(a) or the duties of the Trustee set forth in Article 11 of the Plan], to render advice (including legal and investment advice), and to perform other services, as the Employer or the Administrative Committee may, in their sole discretion, deem necessary and appropriate for the effective performance of their duties hereunder, whether ministerial or discretionary. Such designated persons may receive compensation fixed by the Employer or the Administrative Committee, within limitations set by the Employer. The allocation of such responsibilities shall be effective upon the date specified in the delegation by the Administrative Committee or the Employer, subject to written acceptance by the delegate. Any such delegation shall be communicated to the Participants or to Beneficiaries, where required by ERISA.

                              10-3

     11.  TRUST AND TRUSTEE

     All contributions under the Plan will be made into a Trust Fund held by a Trustee appointed by the Employer under a Trust Agreement, or Master Trust Agreement, entered into between the Employer and the Trustee. The Trustee shall invest and hold contributions to the Trust Fund and the income and gains therefrom in accordance with the terms of the Plan and Trust Agreement. Distributions under the Plan will be drawn from the Trust Fund and paid by the Trustee as directed in writing by the Administrative Committee.

                              11-1

     12.  FIDUCIARY RESPONSIBILITIES AND LIABILITIES

     12.01     Fiduciary Responsibility. Every Fiduciary of the
Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries, and:

          (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries, and for defraying reasonable expenses of administering the Trust; and

          (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

          (c) By diversifying its investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

     However, if any Participant shall exercise control over his account as provided in Article 9 of the Plan:

          (d) Such Participant shall not be deemed to be a Fiduciary of the Plan by reason of such exercise, and shall not be subject to the standard of conduct described in this
     Section 12.01; and

          (e) No person who is otherwise a Fiduciary of the Plan shall be liable for any loss, or by reason of any breach, which results from the Participant's exercise of control.

          Liability under the terms of this Plan for a breach of fiduciary duty shall be limited to the period of time during which the Fiduciary actually serves in such capacity with respect to this Plan.

     12.02 Prohibited Transactions. No Fiduciary with respect to the Plan shall engage in any prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA. No investment shall be made or directed which would cause (a) a loss of qualification of the Plan under the provisions of the Code; or
(b) a loss of the deductibility of the Employer's contributions to the Plan under the provisions of the Code; or (c) a Participant to become liable for income tax under the provisions of the Code, prior to the distribution of the Participant's interest in his account (except with respect to the purchase of certain insurance contracts as provided by the Code); or (d) a loss of the income tax exemption with respect to the Trust Fund under the provisions of the Code.

     12.03 Limitation of Liability; Indemnification. In addition to and in furtherance of the limitations provided in
Section 10.06 of the Plan, and to the extent permitted by applicable law, the Employer shall indemnify and hold harmless its Board of Directors (and individual members), if any, the Trustee, the Administrative Committee (and individual members), against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting

                              12-1
from willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section 12.03 shall be made only from assets of the Employer, and shall not be made directly or indirectly from assets of the Trust Fund.

     12.04 Benefits Payable Solely from Trust Fund. All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and the Employer assumes no liability or responsibility therefor.

                              12-2

     13.  PARTICIPANTS' RIGHTS AND LIMITATIONS

     13.01 Dismissal. Neither the adoption of the Plan by the Employer, nor any action taken by the Employer, the Administrative Committee, or the Trustee, under the provisions of the Plan, shall be construed to give any Employee the right to be retained in the Employer's employ or any right to any payment whatsoever, except to the extent of the benefits to which he is entitled under the terms of the Plan. The Employer expressly reserves the right, at any time, to dismiss any Employee, without any liability for any claim either against the Employer or the Trust Fund for any payment whatsoever (except to the extent provided for in the Plan).

     13.02     Alienation.

          (a) No benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order", as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

          (b) This prohibition against alienation shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan, and at the time a distribution is to be made to or for his benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be deducted in whole or part from his Participant's Accrued Benefit. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his vested Participant's Accrued Benefit, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 13.05 of the Plan.

          (c) Notwithstanding any provision in this Section 13.02, if the Plan Administrator receives a domestic relations order issued pursuant to State domestic relations law with respect to a Participant; and the Plan Administrator determines that such is a Qualified Domestic Relations Order which complies with the requirements of Section 206(d)(3) of ERISA, then the payment to an alternate payee named in the Qualified Domestic Relations Order shall not violate the prohibition against alienation provided for in this Section.

     13.03     Distributions to Persons Under Legal Disability.
Distributions to minors or persons under legal disability may be made by the Trustee either:

                              13-1

          (a)  Directly to said persons, or

          (b) To the legal guardians or conservators of said persons.

          The Trustee shall not be required to see to the application of any such distributions so made to any of said persons, but his or their receipt therefor shall fully discharge the Trustee from any liability with respect to the same.

     13.04 Procedure When Trustee Is Unable to Locate Distributee. Any communication, statement, benefit distribution, or notice addressed to a Participant or Beneficiary at his last known post office address filed with the Employer and/or the Administrative Committee shall be binding on the Participant or Beneficiary for all purposes under the Plan. The Employer, the Administrative Committee, and the Trustee shall not be required to search for or locate any Participant or Beneficiary under the Plan. If the Administrative Committee notifies a Participant or Beneficiary that he is entitled to a distribution, and also notifies him of the provisions of this Section 13.04, and if such Participant or Beneficiary fails to claim his benefits under the Plan or make his whereabouts known within five (5) calendar years after such notification, the Participant's or Beneficiary's benefits under the Plan shall be distributed in accordance with the escheat laws of the State of California.

     13.05 Claims Procedure. If a Participant feels he is not receiving benefits to which he is entitled, he may file a written claim for benefits with the Plan Administrator. The Plan Administrator will decide, within sixty (60) days of receiving such written claim, whether to grant or deny it. If the claim is denied, such notice of denial shall set forth the specific reasons for the denial, written to the best of the Plan Administrator's ability in a manner that may be understood by the Participant or Beneficiary without legal or actuarial counsel, and shall also set forth procedures, if appropriate, for resubmitting the denied claim. In the event that a Participant or Beneficiary should wish to appeal the final decision of the Plan Administrator, such Participant or Beneficiary shall file a written appeal with the Administrative Committee within sixty
(60) days of such Participant's receipt of the Plan Administrator's written decision. The Administrative Committee's decision, in writing, shall be delivered to the Participant or Beneficiary within sixty (60) days after the Administrative Committee receives the Participant's or Beneficiary's written appeal. Except as provided in this Section 13.05, and to the extent permitted by law, the decision of the Administrative Committee shall be final and binding upon all persons.

          In the event that a Participant or Beneficiary should desire to contest the final decision of the Advisory Committee, the Participant or Beneficiary may file a written request for arbitration with the Plan Administrator within fifteen (15) days after the written decision of the Administrative Committee is received by the Participant or Beneficiary. The Participant or Beneficiary and the Plan Administrator shall each name an arbitrator within twenty (20) days after the Plan Administrator receives a request for arbitration, and the two (2) arbitrators shall jointly name a third arbitrator. If either party fails to select an arbitrator within the twenty (20) day period, or if the two (2) arbitrators fail to select a third arbitrator within fifteen (15) days after their appointment, then the Presiding Judge of the county court (or its equivalent) in the county in which the principal office of the Employer is located shall appoint such other arbitrator

                              13-2
or arbitrators. The arbitrators shall render a decision within sixty (60) days after their appointment and shall conduct all proceedings pursuant to the laws of the state in which the Employer's principal place of business is located and the then current Rules of the American Arbitration Association governing commercial transactions, to the extent that such rules are not inconsistent with applicable state law. The cost of the arbitration procedure shall be borne by the losing party or, if the decision is not clearly in favor of one party or the other, then in the manner determined by the arbitrators. The arbitration proceeding set forth in this Section 13.05 shall be the sole and exclusive remedy of a Participant or Beneficiary to appeal a decision of the Administrative Committee and the Plan Administrator under this Plan.

     13.06 Portability. If a Participant who is entitled to receive benefits under this Plan is subsequently employed by another employer which maintains a tax-qualified employee pension benefit plan, the Administrative Committee may, in its sole discretion applied in a uniform and consistent manner, direct the Trustee to transfer the Participant's vested interest under this Plan to the trustee of the Plan of the Participant's new employer, if:

          (a) The trustee of such other plan is authorized to accept the transfer of benefits from this Plan;

          (b) The Participant's transferred assets are to be maintained in a separate account in the other plan;

          (c) The Participant's transferred assets will not be forfeitable or reduce in any way the obligation of the new employer with respect to its plan, and

          (d) The transfer does not violate Section 411(d)(6) of the Code.

     13.07 Employer and Trustee Only Necessary Parties to Litigation. In any application to or proceeding or action in any court pertaining to this Plan, only the Employer and the Trustee shall be necessary parties, and no Participant or any other person having or claiming an interest in the Trust Fund need be made a party to or shall be entitled to any notice of such application, proceeding, action, or service of process in connection therewith. Any judgment entered into in any such proceeding or action shall be conclusive upon all persons claiming any rights under the Plan.

     13.08 Execution of Receipts and Releases. Any payment to any Participant or Beneficiary made, in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan, and the Administrative Committee or Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as the Administrative Committee or Trustee shall determine.

                              13-3

     14.  AMENDMENT AND TERMINATION

     14.01 Amendment of Plan. The Employer may at any time, and from time to time, amend the Plan in whole or in part (either prospectively or retroactively) by delivering to the Trustee a written copy of such amendment signed by the Employer and approved by the Employer's Board of Directors; provided, however, that:

          (a) The Employer shall have no power to amend the Plan in such a manner as would cause or permit any part of the assets of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer.

          (b) The Employer shall not have the right to amend the Plan retroactively in such a manner as to deprive any Participant or Beneficiary of any benefit to which he was entitled under the Plan by reason of contributions made by the Employer prior to the amendment, unless such amendment is necessary to conform the Plan to, or satisfy the conditions of, any law, governmental regulation, or ruling, and to permit the Plan to meet the requirements of Sections 401 and 501 of the Code.

          (c) No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, each Participant with at least three (3) Years of Service may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

              (i)   Sixty (60) days after the amendment is
                    adopted;

             (ii) Sixty (60) days after the amendment becomes effective; or

            (iii) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

          (d) No amendment shall increase the duties of the Trustee without its written consent.

          (e) The Employer shall not have the right to amend the Plan to eliminate any optional form of distribution.

          (f) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under

                              14-1

     Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit.

          Notwithstanding the foregoing limitations, the Plan may be amended at any time to conform with the Internal Revenue Code and ERISA, and applicable rules, regulations, and procedures of federal and state law.

     14.02 Termination of the Plan. The Employer has established the Plan with the bona fide intention and expectation that it will make Contributions to the Plan indefinitely, but the Employer is not and shall not be under any obligation or liability whatsoever to continue its Contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue such Contributions or terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. In the event of any termination or partial termination of the Plan, or of a complete discontinuance of Contributions hereunder, all of the affected Participants or their Beneficiaries shall be fully vested in their accounts at the date of termination, partial termination, or discontinuance. The Plan shall terminate upon the occurrence of any of the following events:

          (a) Delivery to the Trustee of a notice of termination executed by the Employer, specifying the date as of which the Plan shall terminate; or

          (b) Adjudication of the Employer as a bankrupt, general assignment by the Employer to or for the benefit of creditors, or dissolution of the Employer, written notice of which shall be given promptly by the Employer to the Trustee.

     14.03 Procedure upon Termination of the Plan. Unless the Employer provides by amendment for the liquidation of the Trust Fund and the immediate distribution of all assets, the termination of the Plan shall in no way alter the time and manner of payment provided under Article 6 of the Plan. The Trust shall continue until all the assets of the Trust Fund have been distributed pursuant to the terms of the Plan.

     14.04 Consolidation, Merger, Division or Sale. Nothing in this Plan shall prevent the consolidation, merger, division, or sale of the Employer with, into, or to any other employer, or prevent the sale by the Employer of any of its property. A successor corporate employer formed and resulting from any such consolidation, merger, division or purchase of the Employer or its assets shall have the right to become a party to the Plan or any successor plan, by adopting appropriate resolutions and by executing this Plan or an appropriate amendment to this Plan. If within ninety (90) days from the effective date of such consolidation, merger, division or sale of the Employer or its assets, the new employer does not become a party to the Plan, the Plan shall automatically be deemed terminated as of the date of such consolidation, merger, division or sale. In the case of any merger or consolidation with, or the division or transfer of assets and liabilities to, any other tax-qualified employee pension benefit plan, provisions shall be made so that each Participant in the Plan on the relevant date will receive a benefit immediately after the merger, consolidation, division or transfer which is equal to or greater than the benefit he would

                              14-2
have been entitled to receive immediately prior to the merger, consolidation, division or transfer if the Plan had then terminated.

     14.05 Dissolution or Liquidation of Employer. In the event that the Employer is legally dissolved or liquidated by any procedure other than a consolidation, merger, division or sale, the Plan shall terminate as of the effective date of such dissolution or liquidation.

     14.06 Predecessor Plan. This Plan shall constitute a continuation, and an amendment and restatement, of a plan (the "predecessor plan") previously adopted and maintained by the Employer, which also was a plan intended to meet the requirements of Section 401 of the Code. Since this Plan constitutes a continuation of a predecessor plan, each Employee who was a Participant in the predecessor plan immediately prior to the applicable Effective Date of this Plan will continue as a Participant in this Plan, subject to its terms and conditions. Furthermore, in the case of a Participant in the predecessor plan immediately prior to the Effective Date of this Plan, the vested or nonforfeitable percentage of such Participant's benefits under this Plan shall in no event be less than the vested or nonforfeitable percentage which he was entitled to receive under such predecessor plan. Upon such Participant's termination of employment under this Plan, he shall be entitled to receive a vested or nonforfeitable percentage of his benefits under this Plan which is not less than the vested or nonforfeitable percentage he would have received under the predecessor plan had the vested provisions of such plan continued in effect.

                              14-3

     15.  MISCELLANEOUS PROVISIONS

     15.01 Reversion of Contributions. While it is intended that the assets of the Plan shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan, the Employer reserves the right to retrieve Contributions made under certain conditions pursuant to Section 403(c) of ERISA, as follows:

          (a) A Contribution made by a mistake of fact shall be returned to the Employer within one (1) year after the payment of such Contribution.

          (b) A Contribution which is conditioned on initial qualification of the Plan under the Code shall be returned to the Company should the Plan fail to qualify within one
     (1) year after the date of denial of such qualification provided the application for determination relating to initial qualification is filed by the due date of the Employer's return for the taxable year in which the Plan is adopted. Upon the return of such Contribution to the Employer, the Plan shall terminate and the Trustee shall be discharged from all obligations under the Trust.

          (c) A Contribution which is conditioned on the current deductibility of the Contribution under Section 404 of the Code shall be returned to the Employer, to the extent that it is disallowed, within one (1) year after the disallowance of the deduction.

Earnings attributable to such Contributions described in subparagraphs (a) and (c) above may not be returned to the Employer; however, losses attributable thereto must reduce the amount to be returned.

     15.02 Rule Against Perpetuities. This Plan shall continue until terminated pursuant to Article 14 of the Plan, unless its continuance into perpetuity violates any law of the state in which the Employer's principal place of business is located which limits the duration of trusts, if applicable, in which case the Plan shall terminate upon the death of the last survivor of the Employees of the Employer who are living as of the date of execution of the Plan.

     15.03 Notices. Any notices, documents, or forms required to be given to or filed with the Trustee shall be delivered or mailed by registered or certified mail, postage prepaid, to the Trustee at its principal business office. Any notices, documents, or forms required to be given to or filed with the Administrative Committee or the Employer shall be delivered or shall be mailed by registered or certified mail, postage prepaid, to the Employer's principal business office.

     15.04 Text to Prevail over Headings. The headings appearing in the Plan are included solely for convenience of reference, and do not constitute a part of the Plan.

     15.05 Applicable Law. Except where otherwise preempted by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the procedural and

                              15-1
substantive laws of the state in which the Employer's principal place of business is located and all contributions made hereunder shall be deemed to have been made in such state.

     15.06 Counterparts. This instrument may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

     15.07 Binding upon Successors, Etc. The Plan shall be binding upon all Participants and their Beneficiaries, heirs, executors, and administrators, upon the Employer and its successors and assigns, and upon the Trustee and its successors.

     15.08 Copies of Plan. A copy of this instrument shall be made available for inspection by any Participant or other interested party at the principal office of the Employer, during its normal business hours.

     15.09 Gender and Number. The masculine gender, where it appears in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision of the Plan.

                              15-2

     16.  RELATED OR OTHER EMPLOYERS

     16.01 Adoption by Related or Other Employers. Any other corporation or entity, whether related or not, may adopt this Plan with the consent of the Employer, and be known as an Adopting Employer by properly executing an adoption agreement or amendment and resolutions with respect to the same.

     16.02     Requirements of Adopting Employers.

          (a) Each such Adopting Employer shall be required to use the same Trustee as provided in this Plan.

          (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Adopting Employers. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Adopting Employer who contributed such assets.

          (c) The transfer of any Participant from or to any Adopting Employer, whether he be an Employee of the Employer or an Employer, shall not affect such Participant's rights under the Plan, and his service with and Compensation from each Employer shall be used for purposes of determining benefits under the Plan.

          (d) Unless otherwise agreed by the parties, or required by law, no Employer shall have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contribution made to the Plan on his behalf shall be prorated between the Employers on the basis of his Compensation from each. Notwithstanding the foregoing, in the event any such Employer shall be unable to make a contribution for any Plan Year, any Related Employer may make an additional contribution on behalf of any Employee of a noncontributing Related Employer.

          (e) Amendment of this Plan by the Employer at any time shall be deemed accepted by the Adopting Employer.

     16.03 Designation of Agent. Each Adopting Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Adopting Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Adopting Employer pursuant to its adoption of the Plan.

     16.04     Plan Administrator's Authority. The Plan
Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Adopting Employers and all Participants, to effectuate the purpose of this Article.

                              16-1

     IN WITNESS WHEREOF, SOLA OPTICAL USA, a division of SOLA INTERNATIONAL INC., a Delaware corporation, as Employer, has caused this Plan to be signed by its duly qualified officer authorized to do so the day, month, and year first above written.

                              SOLA OPTICAL USA, a division of
                                  SOLA International Inc., a
                                  Delaware corporation



                              By    /s/ Hedley Lawson, Jr.
                                  -------------------------------
                                  Hedley Lawson, Jr., Senior Vice
                                  President of Human Resources

                                                       "Employer"

                           EXHIBIT 4.5

                          SOLA OPTICAL

                      401(k) SAVINGS TRUST

                As Amended and Restated Effective

                          May 15, 1996

                        TABLE OF CONTENTS


FIRST         Acceptance of Property...........................  2

SECOND        Investment Powers................................  2

THIRD         Payments.........................................  6

FOURTH        Administrative Powers............................  6

FIFTH         Insurance Contracts.............................. 13

SIXTH         Fiduciary Standards.............................. 14

SEVENTH       Prohibition of Diversion......................... 15

EIGHTH        Hold Harmless.................................... 16

NINTH         Accounts......................................... 17

TENTH         Committee........................................ 18

ELEVENTH      Compensation and Expenses........................ 18

TWELFTH       Resignation of Trustee........................... 18

THIRTEENTH    Amendment........................................ 19

FOURTEENTH    Termination...................................... 19

FIFTEENTH     Plan-to-Plan Transfers; Rollovers................ 20

SIXTEENTH     Adopting Companies............................... 20

SEVENTEENTH   Alienation....................................... 21

EIGHTEENTH    Bond............................................. 22

NINETEENTH    Successors....................................... 22

TWENTIETH     Communications................................... 22

TWENTY-FIRST  Governing Law.................................... 23

                         TRUST AGREEMENT

     WHEREAS, on January 15, 1992, Sola International, Inc.,

hereinafter referred to as the "Company," adopted the amended and restated Sola Optical 401(k) Savings Plan, hereinafter referred to as the "Plan," for the purpose of providing retirement and related benefits to eligible employees of the Company and their beneficiaries; and

     WHEREAS, the Company which is "named fiduciaries" as defined in the Employee Retirement Income Security Act of 1974, as

amended ("ERISA"), has appointed an Administrative Committee

(hereinafter referred to as the "Committee") which has general responsibility for administration of the Plan and for reviewing the investment performance of the Trustee thereunder; and

     WHEREAS, the Plan calls for the establishment of a trust to which contributions are to be made by the Company to be held by the Trustee and to be managed, invested and reinvested for the exclusive benefit of participants of the Plan and their

beneficiaries; and

     WHEREAS, the Plan and trust are intended to qualify as a

plan and trust which meet the applicable requirements of Sections

401(a) and 501(a) of the Internal Revenue Code of 1986, as

amended, hereinafter referred to as the "Code"; and

     WHEREAS, on July 1, 1990, the Company entered into an

agreement of trust with State Street Bank and Trust Company, a corporation organized and existing under the laws of the State of

Massachusetts, having its principal place of business at North

Quincy, Massachusetts, which has been removed or has resigned as trustee; and

     WHEREAS, effective January 1, 1996, the Company restated the agreement of trust, hereinafter referred to as the "Trust" in its entirety and appointed The Chase Manhattan Bank, N.A., a

corporation organized and existing under the laws of the State of

New York,
having its principal place of business at 2 Chase Manhattan

Plaza, New York, New York  10005, hereinafter referred to as the

"Trustee"; and

     WHEREAS, effective May 15, 1996, the Company wishes to amend the Plan for the inclusion of Sola International, Inc. common capital stock as an investment option and, at the same time, to amend and restate in its entirety the Trust to include the

additional provisions necessary to allow for the proper

administration of the Trust;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby covenant and agree as follows:

     FIRST:  Acceptance of Property.  The Trustee or its agent

shall accept such cash and other property as is tendered to it as contributions hereunder, and as is acceptable to it, hereinafter referred to as the "Trust Fund," but shall not be under any duty to require the Company to contribute to the Trust Fund or to determine whether the amount of any contribution has been

correctly computed under the terms of the Plan.  In no event shall the Trustee be considered a party to the Plan.  The Trustee shall have only such duties with respect to the Plan as are set forth in this Agreement.

     SECOND:  Investment Powers.  (a)  Subject to paragraph (b)

the Trustee shall invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income,

in such securities or other property, real or personal, within or without the United States, as it in its sole discretion shall deem proper including, without limitation, interests and part interests in any bond and mortgage or note and mortgage and

interests and part interests in certificates of deposit,

commercial paper and other short-term or demand obligations,

secured or unsecured, whether issued by governmental or quasi-

governmental agencies or corporations or by any firm or

corporation, capital, common and preferred, voting and nonvoting stock (regardless of dividend or earnings record), including an employer security, as such term is defined in Section 407(d) of ERISA, and including shares of mutual funds and to hold such securities or property in one or more funds; or

in any fund created and administered by it as the trustee thereof for the collective investment of the assets of employee benefit trusts, as long as such collective investment fund is a qualified trust under the applicable provisions of the Code (and while any portion of the Trust Fund is so invested, such collective

investment fund shall constitute part of the Plan, and the

instrument creating such fund shall constitute part of this

Agreement).  The Trustee may in its sole discretion keep such portion of the Trust Fund in cash and cash balances or hold all or any portion of the Trust Fund in savings accounts,

certificates of deposit, and other types of time or demand

deposits with any financial institution or quasi-financial

institution, either domestic or foreign (including any such

institution operated or maintained by the Trustee in its

corporate capacity) as the Trustee may from time to time

determine to be in the best interests of the Trust Fund.

Notwithstanding the foregoing, unless otherwise authorized by

ERISA or by regulations promulgated by the Secretary of the

Department of Labor, the Trustee shall maintain the indicia of ownership of all securities or other investments within the

jurisdiction of the District Courts of the United States.

     To the maximum extent permitted by law, the Trustee shall

not be liable for the acquisition, retention or disposition of any assets of the Trust Fund or for any loss to or diminution of such assets unless due to the Trustee's own willful misconduct or failure to act in good faith.

     (b)  The Trustee will invest the assets of the Company's

plan as directed by the Committee or Company in accordance with the relevant provisions of the plan document or any applicable agreement between the Company and the Plan. In so doing, the Trustee will be a directed trustee; the Trustee will have no responsibility for carrying out such investment

directions and will have no liability for any loss or diminution in value occasioned thereby.

     (c)  The Committee may appoint an "investment manager," as defined in Section 3(38) of ERISA.  Any investment manager so appointed shall be (i) an investment adviser registered as such under the Investment Advisers Act of 1940, (ii) a bank, or

(iii) an insurance company qualified to perform investment

management services under the laws of more than one state of the

United States.  The Committee shall notify the Trustee of any such appointment by delivering to the Trustee an executed copy of the instrument under which the investment manager is appointed and evidencing the investment manager's acceptance of such

appointment, an acknowledgment by the investment manager that it is a fiduciary of the Plan, and a certificate evidencing the investment manager's current registration under the Investment

Advisers Act of 1940 or other appropriate qualification.  The

Committee shall specify to the Trustee the portion of the Trust

Fund which shall be subject to such investment management.  The

Trustee shall invest and reinvest the portion of the Trust Fund subject to such investment management only to the extent and in the manner directed by the investment manager in writing.  During the term of such appointment, the Trustee shall have no liability for the acts or omissions of such investment manager, and except as provided in the preceding sentence, shall be under no

obligation to invest or otherwise manage the portion of the Trust

Fund subject to such investment management.  The Trustee may maintain separate accounts within the Trust Fund for the assets of the Trust Fund subject to such investment management.  The

Committee may terminate its appointment of an investment manager at any time and shall notify the Trustee in writing of such termination. To the maximum extent permitted by ERISA the

Trustee shall be protected in assuming that the appointment of an investment manager remains in effect until it is otherwise

notified in writing by the Committee.

     In the event that the investment manager appointed hereunder is a bank or a trust company, or an affiliate of a bank or a trust company, the Trustee shall, upon the direction of the

Committee, transfer funds to such bank, trust company, or

affiliate for investment through the medium of any fund created and administered by such bank, trust company, or affiliate,

acting as trustee therefor, for the collective investment of the assets of employee benefit trusts, provided that such fund is qualified under the applicable provisions of the Code and while any portion of the assets are so invested, such fund shall

constitute part of the applicable plan or plans, and the

instrument creating such fund shall constitute part of this

Trust.  In order to implement the provisions of this paragraph,

the Trustee is authorized to enter into any required ancillary trust, agency or other type of agreement with an investment

manager, or its affiliate, as described in the preceding

sentence.

     Except in the event of a tender or exchange offer as

hereinafter provided, or in the case of fractional shares

received in any stock dividend, stock split or other

recapitalization or as necessary to make any distribution or payments from the Trust Fund or unless expressly prohibited by

ERISA the Trustee shall have no power or duty to sell, tender,

exchange or otherwise dispose of any stock acquired for the

Company Stock Fund.  In the event that a tender or exchange offer is made for all or any portion of the Company's common stock held in the Fund, the Company shall take such action as is practicable to provide each participant in the Plan having an interest in such Fund with the same information that is distributed by the

Company to the stockholders of the Company owning the same class of common stock for which such offer is made.

Notwithstanding any other provision of the Plan or this Trust

Agreement, in the event such an offer is made, each such

participant shall have the right to direct the Trustee, by timely notice, to tender or exchange all or any portion of the full shares of such common stock credited to his account which is at such time fully vested and the Trustee shall so tender or

exchange only upon receipt of such direction.  All property

received in exchange for such common stock so tendered shall upon receipt be held by the Trustee in the Company Stock Fund within the accounts of those participants who so tendered, the

provisions of the Plan and this Trust Agreement shall hereby be deemed amended to permit the holding of such property within said

Fund and thereafter administered, invested, reinvested and

distributed in accordance with the applicable terms of the Plan and Trust.

     THIRD:  Payments.  Subject to the provisions of Article

FOURTEENTH hereof, the Trustee shall from time to time transfer cash or other property from the Trust Fund to such persons,

including an insurance company or companies or a receiving or paying agent designated by the Committee, at such addresses, in such amounts, for such purposes and in such manner as the

Committee may direct, provided that such transfer is

administratively feasible, and the Trustee shall incur no

liability for any such payment made at the direction of the

Committee.  The Committee shall be solely responsible to insure that any payment made at its direction conforms with the

provisions of the Plan, the provisions of this Agreement, and

ERISA, and the Trustee shall have no duty to determine the rights or benefits of any person in the Trust Fund or under the Plan or to inquire into the right or power of the Committee to direct any such payment.

     FOURTH:  Administrative Powers.  The Trustee is authorized to exercise from time to time in its sole discretion the

following powers in respect of any property, real or personal, of the Trust Fund, it being intended that these powers be construed in the broadest possible manner:

          (1)  power to sell at public or private sale for cash

     or upon credit or partly for cash and partly upon credit and upon such terms and conditions as it shall deem proper.  No purchaser shall be bound to see to or be liable for the

     application of the proceeds of any such sale;

          (2)  power to vote in person or by proxy at corporate

     or other meetings and to participate in or consent to any

     voting trust, reorganization, dissolution, merger or other action affecting any securities in its possession or the

     issuers thereof, and to make payments in connection

     therewith; provided, however, that each participant in the

     Plan who has an interest in the Company Stock Fund shall be entitled to direct the Trustee as to the manner in which the

     Company's stock having voting rights which is allocated to such participant's account is to be voted.  The Trustee,

     itself or by its nominee shall be entitled to vote and shall vote said stock with voting rights allocated to the accounts of said participants as follows:  (i)  The Company shall

     adopt reasonable measures to notify said participants of the date and purposes of each meeting of stockholders of the

     Company at which holders of shares of stock shall be

     entitled to vote, and to request instructions from such

     participants to the Company, its agent or the Trustee as to the voting at such meeting of the number of shares of common stock (including fractional shares) in the account of each such participant whether or not vested.  (ii)  In each case,

     the Trustee, itself or by proxy, shall vote the shares of said stock (including fractional shares) in the account of each such participant in accordance with the directions of the participant as communicated directly to

     the Trustee or to the Trustee by the Company or its agent.

     (iii)  If prior to the time of such meeting of stockholders

     (or a date prior thereto specified by the Trustee), the

     Trustee shall not have received timely directions from a

     participant or the Company as to the manner of voting any

     shares of allocated stock in the account of such

     participant, the Trustee shall, as directed by the

     participants, vote, itself or by proxy, all such shares of common stock in all matters coming before the meeting, in

     the same ratio, to the nearest whole vote, as the ratio in which the total shares with respect to which timely

     directions were received were voted in such matters;

          (3)  power to exchange securities or property held by

     it for other securities or property, or partly for such

     securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with

     respect to securities held by it, and to make payments in

     connection therewith;

          (4)  power to write put options upon any kind of

     evidences of ownership or indebtedness, or contracts for the future delivery of evidences of ownership or indebtedness,

     and to enter into closing transactions for the purpose of

     terminating the same; provided that each such option shall be of a kind traded on a national securities exchange

     subject to regulation by the Securities and Exchange

     Commission; and further provided that the Trustee has set

     aside cash or cash equivalents in an amount equal to the

     exercise price of such options or has established put or

     futures contract positions offsetting such options;

          (5)  power to write call options upon any kind of

     evidences of ownership or indebtedness or contracts for the future delivery of evidences of ownership or indebtedness,

     or to write such call options against offsetting call

     options or futures contracts held in the Trust Fund, or

     cash, cash equivalents, or other readily marketable assets equal in value, determined on a daily basis, to the

     evidences of ownership or indebtedness subject thereto, and to enter into closing transactions for the purpose of

     terminating the same; provided that each such option shall be of a kind traded on a national securities exchange

     subject to regulation by the Securities and Exchange

     Commission;

          (6)  power to invest in contracts for the future

     delivery of United States Treasury Bills, other financial

     instruments or securities of any kind, or indexes based on any group of securities, provided that each such futures

     contract shall be of a kind traded on a national securities exchange subject to regulation by the Securities and

     Exchange Commission;

          (7)  power to vote in person or by proxy at corporate

     or other meetings and to participate in or consent to any

     voting trust, reorganization, dissolution, merger or other action affecting securities in its possession or the issuers thereof;

          (8)  power to own or to manage, administer, operate,

     lease for any number of years, regardless of any

     restrictions on leases made by fiduciaries except

     restrictions imposed by ERISA, develop, improve, repair,

     alter, demolish, mortgage, pledge, grant options with

     respect to, or otherwise deal with any real property or

     interest therein at any time held in the Trust Fund, to hold any such real property in its own name or in the name of its nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, and to cause to be formed a corporation, partnership, trust or

     other entity to hold title to any such real property with

     the aforesaid powers, all upon such terms and conditions as may be deemed advisable; to renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any mortgage or to

     any other modifications or change in the terms of any

     mortgage or of any guarantee pertaining thereto, in any

     manner and to any extent that may be deemed advisable for

     the protection of the Trust Fund or the preservation of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to

     exercise and enforce any and all rights of foreclosure, to bid on any property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration

     therefor and in connection therewith to release the

     obligation on the bond secured by such mortgage, and to

     exercise and enforce in any action, suit or proceeding at

     law or in equity any rights or remedies in respect of any

     such mortgage or guarantee;

          (9)  power to acquire, hold or dispose of property in

     unregistered form, or in its name without designation of

     fiduciary capacity, or in the name of its nominee or any

     custodian, and to the extent permitted by ERISA, to combine certificates representing investments with certificates

     representing investments of the same issue held by the

     Trustee in other fiduciary capacities, and to deposit

     property in a depository or clearing corporation or with the federal reserve bank in its district;

          (10)  power to compromise and adjust all debts or

     claims due to or made against it, to participate in any plan or reorganization, consolidation, merger, combination, liquidation or other similar plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity;

          (11)  power to deposit any such property with any

     protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so

     deposited;

          (12)  power to exercise any conversion privilege or

     subscription right available in connection with any such

     property; to oppose or to consent to the reorganization,

     consolidation, merger or readjustment of the finances of any corporation, company or association or to the sale,

     mortgage, pledge or lease of the property of any

     corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do

     any act with referenced thereto, including the exercise of options, the making of agreements or subscriptions and the payments of expenses, assessments or subscriptions, which

     may be deemed necessary or advisable in connection therewith and to hold and retain any securities or other property

     which it may so acquire;

          (13)  power to make distributions in cash or in

     specific property, real or personal, or an undivided

     interest therein, or partly in cash and partly in such

     property;

          (14)  power to engage legal counsel, including counsel

     to the Company or the Trustee in its individual capacity,

     and any other suitable agents, and to consult with such

     counsel or agents with respect to the construction of this

     Agreement, the
     administration of the Trust Fund, and the duties of the

     Trustee hereunder, and to appoint any such agents to carry out any of the duties and responsibilities of the Trustee

     hereunder;

          (15)  power to borrow money from any lender, in

     accordance with ERISA, in any amount and upon any reasonable terms and conditions, for purpose of this Agreement, and to pledge or mortgage any property held in the Trust Fund to

     secure the repayment of any such loan;

          (16)  power to commence or defend suits or legal

     proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the

     Trust, provided that the Trustee shall notify the Committee of all such suits, legal proceedings and claims and, except in the case of a suit, legal proceeding or claim involving solely the Trustee's action or omissions to act, shall

     obtain the written consent of the Committee before settling,

     compromising or submitting to binding arbitration any claim,

     suit or legal proceeding of any nature whatsoever;

          (17)  power, upon the written direction of the

     Committee, to enter into any contract or policy with an

     insurance company or companies, for the purpose of insurance coverage or otherwise, provided that, except as provided in

     Article SECOND, the Trustee shall be the sole owner of all such contracts or policies and all such contracts or

     policies shall be held as assets of the Trust Fund;

          (18)  power to make, execute and deliver, as Trustee,

     any and all deeds, leases, notes, bonds, guarantees,

     mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

          (19)  power to transfer assets of the Trust Fund to a

     successor trustee as provided in Article TWELFTH; and

          (20)  power to exercise, generally, any of the powers

     which an individual owner might exercise in connection with the property either real, personal or mixed held by the

     Trust Fund, and to do all other acts that the Trustee may

     deem necessary or proper to carry out any of the powers set forth in this Article FOURTH or otherwise in the best

     interest(s) of the Trust Fund.

Notwithstanding the foregoing, in the event that an investment manager is appointed pursuant to Article SECOND hereof, such investment manager shall exercise such of the powers enumerated in this Article FOURTH and otherwise contained in this Agreement with respect to the portion of the Trust Fund subject to its control as may be specified in the instrument under which the investment manager was appointed; and to hold and retain any securities or other property which it may so acquire.

     FIFTH:  Insurance Contracts.  The Trustee may, at the

direction of the Committee, (i) enter into one or more contracts issued by an insurance company, including such contracts

providing for investment in a separate account maintained by an insurance company, (ii) transfer to any such insurance companies a portion of the Trust Fund in accordance with any such

contracts, and (iii) hold any such contracts as a part of the

Trust Fund until directed otherwise by the Committee.  The

Committee shall give such direction to the Trustee by delivering to the Trustee a copy of the action of the Committee signed by at least two members thereof, which shall specifically refer to this

Article FIFTH and direct the Trustee
to so act.  The Committee may direct the Trustee to (i) request any information from any such insurance companies necessary or appropriate to make an investment decision, (ii) demand or accept withdrawals or other distributions under any such contracts,

(iii) exercise or not to exercise any rights, powers, privileges and options under any such contracts and (iv) assign, amend,

modify or terminate any such contracts.  The Trustee shall take no action with respect to any such contracts except at the

direction of the Committee.  The Trustee shall incur no liability for complying with or failing to comply with any direction of the

Committee unless the Trustee's action is prima facie contrary to

ERISA or contrary to the Trustee's duties and responsibilities under this Agreement.  Any insurance companies issuing any

contracts as hereinabove described may deal with the Trustee as the absolute owner of any such contracts and need not inquire as to the authority of the Trustee to act with regard to such

contracts.  Any such insurance company may accept and rely upon any communication from the Trustee which is signed by an officer of the Trustee.  For purposes of this Agreement, any such

insurance company shall be considered to be an investment manager with regard to the assets of the Plan subject to its control.  In no event shall the underlying assets of such insurance company in which such contracts are invested be considered assets of the

Plan or part of the Trust Fund.

     SIXTH:  Fiduciary Standards.  The Trustee (or any investment manager, agent, or trustee, appointed pursuant to Article SECOND or FOURTH hereof) shall (i) discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an

enterprise of a like character and with like aims; (ii) subject to the investment funds specified in the plan, if any, to the extent required by ERISA diversify the
investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (iii) discharge its duties in accordance with the provisions of the Plan and this Agreement insofar as such

provisions are consistent with ERISA.

     The Trustee (or any investment manager appointed pursuant to

Article SECOND or FOURTH hereof) shall not engage in any

transaction which it knows or should know violates Section 406 of

ERISA.  Notwithstanding the foregoing, the Trustee (or any

investment manager appointed pursuant to Article SECOND hereof)

may, in accordance with any appropriate exemption provided under

ERISA or upon the approval of the Secretary of the Department of

Labor, enter into any transaction otherwise prohibited under

Section 406 of ERISA.

     The Trustee shall not be responsible for the administration of the Plan, for determining the funding policy of the Plan or the adequacy of the Trust Fund to meet and discharge liabilities under the Plan.  The Trustee shall not be responsible for any failure of the Committee or the Company to discharge any of their respective responsibilities with respect to the Plan nor be

required to enforce payment of any contributions to the Trust

Fund.

     SEVENTH:  Prohibition of Diversion.

     (a)  At no time prior to the satisfaction of all liabilities with respect to participants in the Plan and their beneficiaries shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive

benefit of such participants and their beneficiaries.  Except as provided in paragraphs (b), (c) and (d) below, and Article

THIRTEENTH, the assets of the Trust Fund shall never inure to the benefit of the Company
and shall be held for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries and defraying the reasonable expenses of administering the Plan.

     (b)  In the case of a contribution that is made by the

Company by a mistake of fact, paragraph (a) above shall not

prohibit the return to the Company of such contribution at the direction of the Committee within one year after the payment of the contribution.

     (c)  If a contribution by the Company is expressly

conditioned on qualification of the Plan under Section 401 of the

Code, and if the Plan does not so qualify, then paragraph (a)

above shall not prohibit the return to the Company of such

contribution at the direction of the Committee within one year after the date of denial of qualification of the Plan, to the extent permitted by ERISA and the Code.

     (d)  If a contribution by the Company is expressly

conditioned upon the deductibility of the contribution under

Section 404 of the Code, then to the extent such deduction is disallowed, paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the

Committee, to the extent disallowed, within one year after the date of such disallowance.

     EIGHTH:  Hold Harmless.  To the maximum extent permitted by

ERISA and other applicable law, the Trustee shall not be liable for and the Company shall indemnify the Trustee against, and agrees to hold the Trustee harmless from, all liabilities and claims (including attorney's fees and expenses in defending

against such liabilities and claims) against the Trustee, arising from the Trustee's performance of its duties in conformance with the terms of the Plan and this Agreement, including any liability and claim arising with regard to the provisions of Article

SECOND, unless such liability or claim results from reckless or willful acts of commission or omission by the Trustee.  To the maximum extent
permitted by ERISA and other applicable law, the Trustee shall not be liable for acting or not acting in accordance with any written direction of the Committee or an investment manager

designated under Article SECOND, or, where an investment manager has been designated, failing to act in the absence of any such direction, including, without limitation, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold pursuant to orders issued by an investment manager, and the

Company shall indemnify the Trustee against, and agrees to hold the Trustee harmless from, all such liabilities and claims

(including attorney's fees and expenses in defending against such liabilities and claims).  The foregoing indemnifications shall also apply to liabilities and claims against the Trustee arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee, unless the Trustee (i) participates knowingly in or knowingly undertakes to conceal such breach, (ii) has

enabled such fiduciary to commit such breach by its failure to exercise its fiduciary duties under ERISA or (iii) has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach.

     NINTH:  Accounts.  The Trustee or its agent shall keep

records of all transactions relating to the Trust Fund, which shall be made available at all reasonable times to persons

designated by the Board of Directors of the Company or as may be

required by law.  The Trustee or its agent shall render an

accounting to the Company and the Committee at least annually.

The Committee may approve such accounting on behalf of itself and the Company by an instrument in writing delivered to the Trustee.

If the Committee does not file with the Trustee objections to any such accounting within sixty (60) days after its receipt, the

Committee shall be deemed to have approved such accounting on behalf of itself and the

Company.  In such case, or upon the written approval of the

Committee of any such accounting, the Trustee and its agent

shall, to the extent permitted by law, be discharged from all liability to the Committee and the Company for its acts or

failures to act described in such accounting.  Except to the extent otherwise provided in ERISA, no person, other than the

Company or the Committee, may require an accounting or bring any action against the Trustee with respect to the Trust Fund.  The

Trustee or its agent shall render to the Committee, at least quarterly, a statement of the Trust Fund assets and their values and, whenever a contribution is made to the Trust Fund other than in cash, a statement of the value of such property on the date it is received by the Trustee.

     Nothing contained in this Agreement or in the Plan shall

deprive the Trustee or its agent of the right to have a judicial settlement of its accounts.  In any proceeding for a judicial settlement of the accounts of the Trustee or its agent or for instructions with regard to the Trust, the only necessary parties thereto in addition to the Trustee and its agent as appropriate shall be the Committee.  If the Trustee or its agent so elects,

it may join as a party or parties defendant any other person or persons.

     TENTH:  Committee.  The Company shall certify to the Trustee and its agent the names of the persons from time to time

constituting the Committee.  All directions to the Trustee or its agent by the Committee shall be in writing, and shall be properly certified by a member thereof (or two members thereof if Article

FIFTH is applicable).  The Trustee and its agent shall be

entitled to rely without further inquiry upon all such written directions received from the Committee.

     ELEVENTH:  Compensation and Expenses.  The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon from time to time by the Company and the Trustee. Unless paid by the Company, such compensation, attorneys' fees incurred in the administration of the Trust Fund, all taxes levied or assessed against the Trust

Fund, and such other expenses as are incurred in the

administration of the Trust Fund shall be paid from the Trust

Fund.

     TWELFTH:  Resignation of Trustee.  The Trustee may resign at any time by giving one hundred twenty (120) days' written notice to the Company.  The Board of Directors of the Company may remove the Trustee at any time by giving one hundred twenty (120) days'

written notice to the Trustee.  In the case of the resignation or removal of the Trustee, the Board of Directors of the Company

shall appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee.  Upon the

resignation or removal of the Trustee and the appointment of a successor trustee, the Trustee shall account for the

administration of the Trust Fund up to the date of its

resignation or removal in the manner provided in Article NINTH hereof and, upon the approval or deemed approval of such

accounting, the Trustee or its agent shall transfer to the

successor trustee all of the assets then constituting the Trust

Fund and the Trustee or its agent shall to the maximum extent permitted by ERISA be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions; provided, however, that the Trustee or its agent may, in its sole discretion, transfer such assets prior to the completion of such accounting if the Company agrees thereto in writing, such writing to include such limitations on the

Trustee's liability therefor as the Trustee may deem appropriate.

The term "Trustee" as used in this Agreement shall be deemed to apply to any successor trustee acting hereunder.

     THIRTEENTH:  Amendment.  The Board of Directors of the

Company may amend all or any part of this Agreement at any time provided, however, that any amendment shall not be effective until the instrument of amendment has been agreed to and executed by the Trustee.  Any such amendment or modification of this

Agreement may be retroactive if necessary or appropriate to

qualify or maintain the Trust as a part of a plan and trust

exempt from federal income taxation under Sections 401(a) and

501(a) of the Code, the provisions of ERISA, or any other

applicable provisions of federal or state law, as now in effect or hereafter amended or adopted, and any regulations issued

thereunder, including, without limitation, any regulations issued by the United States Treasury Department, or the United States

Department of Labor.

     Notwithstanding anything contained in this Article

THIRTEENTH to the contrary, no amendment shall divert any part of the Trust Fund to, and no part of the Trust Fund shall be used for, any purpose other than for the exclusive purpose of

providing benefits to participants and their beneficiaries;

provided, however, that nothing in this Article THIRTEENTH shall be deemed to limit or otherwise prevent the payment from the

Trust Fund of expenses and other charges as provided in Article

ELEVENTH.

     FOURTEENTH:  Termination.  This Agreement and the trust

hereby created may be terminated at any time by the Board of

Directors of the Company by written notice, executed and

acknowledged so as to authorize it to be recorded in the State of

New York and delivered to the Trustee.  Upon receipt of such notice of termination, the Trustee shall, after payment of all expenses incurred in the administration of the Trust Fund and such compensation as the Trustee may be entitled to, and upon approval of the appropriate governmental or quasi-governmental authorities (if such approval shall be required under applicable law or desired by the Trustee), then distribute the

Trust Fund in cash or in kind to such persons or entities,

including the Company, at such time and in such amounts as the

Committee shall direct, which direction shall be in conformity with the provisions of the Plan and ERISA.

     FIFTEENTH:  Plan-to-Plan Transfers; Rollovers.  The Trustee

or its agent may transfer all of the property representing a participant's vested interest in the Plan to the trustees of any trust qualified under Section 401(a) of the Code or to an

individual retirement account.  The Trustee or its agent may make such a transfer only at the direction of the Committee.

     The Trustee or its agent may accept as part of the Trust

Fund such property as is acceptable to the Trustee which

represents a participant's retirement benefits transferred from a trust qualified under Section 401(a) of the Code or transferred from the participant or an individual retirement account as a permissible rollover under Section 402(c) or 408(d)(3) of the

Code.  The Trustee or its agent may accept such a transfer only at the direction of the Committee.  A participant shall at all times be fully vested in any property so transferred as a

rollover to the Trust Fund.  Such property shall be distributed to the participant or his beneficiary at the direction of the

Committee within the time required for distribution of his

retirement benefits under the applicable provisions of the Plan.

     SIXTEENTH:  Adopting Companies.  An affiliated corporation of the Company which has adopted the Plan in accordance with its terms shall become a party to this Agreement by delivering to the

Company and the Trustee a certified copy of a resolution of its board of directors to the effect that it agrees to adopt the

Plan, to become a party to this Agreement, and to be bound by all the terms and conditions of the Plan and this agreement.

The Company shall have the sole authority to enforce this

Agreement on behalf of any such affiliated corporation and the

Trustee or its agent shall in no event be required to deal with any such affiliated corporation except by dealing with the

Company as its agent.  Irrespective of the number of affiliated corporations which may become parties to this Agreement, the

Trustee or its agent shall in all respects invest and administer the Trust Fund as a single fund for investment and accounting purposes without allocation of any part of the Trust Fund as between the Company and any such affiliated corporation.

     An affiliated corporation which has adopted the Plan shall cease to be a party to this Agreement upon the Company delivering to the Trustee a certified copy of a resolution of such

affiliated corporation's board of directors terminating its

participation in the Plan.  In such event, or in the event of the merger, consolidation, sale of property or stock, separation,

reorganization or liquidation of the Company or of any such

affiliated corporation, or in the event of the establishment,

modification or continuance of any other retirement plan which separately or in conjunction with this Plan qualified under

Section 401(a) of the Code, the Trustee or its agent shall

continue to hold the portion of the Trust Fund which is

attributable to the participation in the Plan of the employees and their beneficiaries affected by such termination or by such transaction, and this Agreement shall continue in force with respect to such portion, until otherwise directed by the

Committee, in accordance with the provisions of the Plan and

ERISA.

     SEVENTEENTH:  Alienation.  No interest in the Trust Fund

shall be assignable or subject to anticipation, sale, transfer,

mortgage, pledge, charge, garnishment, attachment, bankruptcy or encumbrance or levy of any kind, and the Trustee or its agent shall not recognize any attempt to assign, sell, transfer,

mortgage, pledge, charge, garnish, attach or otherwise encumber the same except to the extent that such attempt is made pursuant to a court order determined by the plan administrator to be a qualified domestic relations order, as defined in Section 414 of the Code and Section 206 of ERISA.

     EIGHTEENTH:  Bond.  The Trustee shall not be required to

give any bond or any other security for the faithful performance of its duties under this Agreement except as required by law.

     NINETEENTH:  Successors.  This Agreement shall be binding

upon the respective successors and assigns of the Company and the

Trustee.  Any corporation which shall, by merger, consolidation,

purchase or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession, and without any appointment or other action by any person, be and become successor Trustee hereunder.

     TWENTIETH:  Communications.  Communications to the Company

or the Committee shall be addressed to the Company, or to the

Committee in care of the Company, as the case may be, at 1500

Cader Lane, P.O. Box 6002, Petaluma, CA  94953-6002; provided,

however, that upon the Company's written request such

communications shall be sent to such other address as the Company may specify.  Communications to the Trustee shall be addressed to:


                 The Chase Manhattan Bank, N.A.
                          770 Broadway
                  New York, New York 10003-9598
    Attention:  Judith M. Trepanowski, Senior Vice President

provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.  No communication shall be binding on the Trustee until it is received by the Trustee.

     TWENTY-FIRST:  Governing Law.  This Agreement shall be

construed in accordance with ERISA and, to the extent not

preempted by ERISA, the laws of the State of New York.

     IN WITNESS WHEREOF the Company and the Trustee have executed this instrument this 15th day of May, 1996.


ATTEST:                            SOLA INTERNATIONAL, INC.


 /s/ Davida Bates                  By:   /s/ Hedley Lawson, Jr.
- -----------------------------      ------------------------------
Title: Administrative Assistant    Title:  Senior Vice President
                                   of Human Resources of Sola
                                   Optical USA, a Division of
                                   Sola International, Inc.,



ATTEST:                            THE CHASE MANHATTAN BANK, N.A.


 /s/ Gerard Stafford/Smith         By:  /s/ Judith M. Trepanowski
- -----------------------------      ------------------------------
Title: Second Vice President       Title: Senior Vice President

(Corporate Seal)

STATE OF            )
                    ) ss.
COUNTY OF           )



     On the 15th day of May, 1996, before me personally came Hedley

Lawson, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at 1500 Cader Lane, Petaluma, California

84853-6002; that he is Senior Vice President of Human Resources of SOLA OPTICAL USA, A DIVISION OF SOLA INTERNATIONAL, INC., the

corporation described in and which executed the foregoing

instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said

corporation, and that he signed his name thereto by like order.




                                    /s/ Susan Heckin
                                   ------------------------------
                                             Notary Public



(Notarial Seal)

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )



     On the ___ day of May, 1996, before me personally came

Judith M. Trepanowski, to me known, who, being by me duly sworn,

did depose and say that she resides at __________________________

______________________________________________________; that she is Senior Vice President of THE CHASE MANHATTAN BANK, N.A., the

corporation described in and which executed the foregoing

instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said

corporation, and that she signed her name thereto by like order.




                                    /s/
                                   ------------------------------
                                        Notary Public



(Notarial Seal)
                               26